================================================================================





                          AGREEMENT AND PLAN OF MERGER

                                      Among

                                  FISERV, INC.,

                            FISERV MERGER SUB, INC.,

                                       And

                                  AVIDYN, INC.









                          Dated as of November 2, 2002


================================================================================

                                TABLE OF CONTENTS
                                                                                                                PAGE
ARTICLE I  MERGER.................................................................................................2

   SECTION 1.01  The Merger.......................................................................................2
   SECTION 1.02  Certificate of Merger............................................................................2
   SECTION 1.03  Effective Time of the Merger.....................................................................3

ARTICLE II  DIRECTORS AND OFFICERS................................................................................3

   SECTION 2.01  Directors........................................................................................3
   SECTION 2.02  Officers.........................................................................................3

ARTICLE III  CONVERSION OF SHARES.................................................................................3

   SECTION 3.01  Conversion of Shares.............................................................................3
   SECTION 3.02  Stock Options and Warrants.......................................................................4
   SECTION 3.03  Exchange of Company Common Stock.................................................................4
   SECTION 3.04  Exchange of Fiserv Sub Common Stock..............................................................6
   SECTION 3.05  Dissenting Shares................................................................................7
   SECTION 3.06  Closing..........................................................................................7
   SECTION 3.07  Tax Free Exchange................................................................................7

ARTICLE IV  CERTAIN EFFECTS OF THE MERGER.........................................................................8

   SECTION 4.01  Effect of the Merger.............................................................................8
   SECTION 4.02  Further Assurances...............................................................................8

ARTICLE V  REPRESENTATIONS AND WARRANTIES.........................................................................8

   SECTION 5.01  Representations and Warranties of the Company....................................................8
   SECTION 5.02  Representations and Warranties of Fiserv, Fiserv Solutions and Fiserv Sub.......................32

ARTICLE VI  ADDITIONAL COVENANTS AND AGREEMENTS..................................................................37

   SECTION 6.01  Conduct of Business.............................................................................37
   SECTION 6.02  Access to Information by Fiserv, Fiserv Solutions and Fiserv Sub................................37
   SECTION 6.03  Consents and Authorizations.....................................................................37
   SECTION 6.04  Non-Assignable Licenses, Leases and Contracts...................................................38
   SECTION 6.05  Employee Matters................................................................................38
   SECTION 6.06  Taxes...........................................................................................38
   SECTION 6.07  Solicitation of Alternative Transaction.........................................................38
   SECTION 6.08  Proxy Material; Registration Statement..........................................................40
   SECTION 6.09  Stockholders' Meetings..........................................................................42
   SECTION 6.10  State Takeover Statutes.........................................................................42
   SECTION 6.11  Affiliates......................................................................................43
   SECTION 6.12  Stockholder Litigation..........................................................................43

                                Table of Contents
                                   (continued)

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                                                                                                                ----
   SECTION 6.13  Nasdaq Listing. Fiserv shall prepare and submit to Nasdaq a listing application for the Fiserv Common Stock to be issued in the Merger pursuant to
       Article III of this Agreement.............................................................................43
   SECTION 6.14  Confidentiality.................................................................................43
   SECTION 6.15  Further Actions.................................................................................43
   SECTION 6.16  Officers' and Directors' Indemnification........................................................43
   SECTION 6.17  Notification of Certain Matters.................................................................44
   SECTION 6.18  Public Announcements............................................................................44
   SECTION 6.19  Voting of Shares................................................................................44

ARTICLE VII  CONDITIONS PRECEDENT................................................................................44

   SECTION 7.01  Conditions to Obligations of Fiserv, Fiserv Solutions, Fiserv Sub, and the Company..............44
   SECTION 7.02  Conditions Precedent to the Obligations of Fiserv, Fiserv Solutions and Fiserv Sub..............45
   SECTION 7.03  Conditions Precedent to the Obligations of the Company..........................................47

ARTICLE VIII  TERMINATION; AMENDMENT; WAIVER.....................................................................48

   SECTION 8.01  Termination.....................................................................................48
   SECTION 8.02  Effect of Termination...........................................................................50
   SECTION 8.03  Amendment.......................................................................................51
   SECTION 8.04  Extension; Waiver...............................................................................51

ARTICLE IX  MISCELLANEOUS........................................................................................51

   SECTION 9.01  Expenses, Etc...................................................................................51
   SECTION 9.02  Execution in Counterparts.......................................................................51
   SECTION 9.03  Notices.........................................................................................51
   SECTION 9.04  Entire Agreement................................................................................53
   SECTION 9.05  Applicable Law..................................................................................53
   SECTION 9.06  Binding Effect; Benefits........................................................................53
   SECTION 9.07  Investigation; Survival of Representations and Warranties.......................................53
   SECTION 9.08  Specific Performance............................................................................53
   SECTION 9.09  Assignability...................................................................................54
   SECTION 9.10  Prevailing Party................................................................................54
   SECTION 9.11  Invalid Provisions..............................................................................54
   SECTION 9.12  Interpretation..................................................................................54

                                Table of Contents
                                   (continued)

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                                                                                                                ----
                                INDEX TO EXHIBITS


      Exhibit                       Description
      -------                       -----------
         A                          Certificate of Merger

         B                          Form of FIRPTA Affidavit of the Company

         C                          Form of Agreement to Facilitate Merger

         D                          Form of Opinion of Counsel to the Company

         E                          Required Consents

         F                          Form of Indemnity Agreement

         G                          Form of Opinion of Counsel to Fiserv and Fiserv Sub


INDEX TO SCHEDULES


     Schedule                       Description
     --------                       -----------
         I                          Disclosure Schedule

                          AGREEMENT AND PLAN OF MERGER

                  AGREEMENT AND PLAN OF MERGER, dated as of November 2, 2002, among FISERV, INC., a Wisconsin corporation ("Fiserv"), FISERV MERGER SUB, INC., a Delaware corporation ("Fiserv Sub") and a wholly-owned subsidiary of Fiserv, and AVIDYN, INC., a Delaware corporation (the "Company").

                                  WITNESSETH:

                  WHEREAS, Fiserv and Fiserv Sub desire that Fiserv Sub merge with and into the Company and, to realize the benefits thereof, the Company also desires that Fiserv Sub merge with and into the Company, upon the terms and subject to the conditions set forth herein and in accordance with the Business Corporation Law of the state of Delaware ("Delaware Law"), and that the outstanding shares of Common Stock, par value $.01 per share, of the Company ("Company Common Stock"), excluding any such shares held in the treasury of the Company, be converted upon such merger (the "Merger") into the right to shares of Common Stock, $.01 par value, of Fiserv ("Fiserv Common Stock") as is provided herein (Fiserv Sub and the Company being hereinafter sometimes referred to as the "Constituent Corporations" and the Company, after the Merger as the surviving entity, being hereinafter sometimes referred to as the "Surviving Corporation");

                  NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants, agreements and conditions contained herein, and in order to set forth the terms and conditions of the Merger and the mode of carrying the same into effect, the parties hereby agree as follows:

                                    ARTICLE I
                                     MERGER

         SECTION 1.01 The Merger. At the Effective Time (as hereinafter defined), Fiserv Sub shall be merged with and into the Company on the terms and conditions hereinafter set forth as permitted by and in accordance with Delaware Law. Thereupon, the separate existence of Fiserv Sub shall cease, and the Company, as the Surviving Corporation, shall continue to exist under and be governed by Delaware Law and its Certificate of Incorporation and By-laws as in effect at the Effective Time shall remain unchanged until further amended in accordance with the provisions thereof and applicable law.

         SECTION 1.02 Certificate of Merger. As soon as practicable following fulfillment or waiver of the conditions specified in Article VII hereof, and provided that this Agreement has not been terminated and abandoned pursuant to
Article VIII hereof, the Company and Fiserv Sub will cause the Certificate of Merger in substantially the form of Exhibit A attached hereto (the "Certificate of Merger") to be executed and filed with the Secretary of State of the State of Delaware as provided in Delaware Law. The purpose of the Surviving Corporation shall be to engage in any and all business activities in which a corporation is permitted to engage in accordance with Delaware Law.

         SECTION 1.03 Effective Time of the Merger. The Merger shall become effective at 11:59 p.m. on the day of the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or at such other date or time thereafter as the parties may agree. The date and time of such effectiveness is herein sometimes referred to as the "Effective Time".

                                   ARTICLE II
                             DIRECTORS AND OFFICERS

         SECTION 2.01 Directors. From and after the Effective Time, the members of the Board of Directors of the Surviving Corporation shall consist of the members of the Board of Directors of Fiserv Sub (as constituted immediately prior to the Effective Time) until changed in accordance with its Certificate of Incorporation and By-laws and applicable law.

         SECTION 2.02 Officers. From and after the Effective Time, the officers of the Surviving Corporation shall consist of the officers of the Company (as constituted immediately prior to the Effective Time) until changed in accordance with its Certificate of Incorporation and By-laws and applicable law.

                                   ARTICLE III
                              CONVERSION OF SHARES

         SECTION 3.01 Conversion of Shares.

                  (a) Upon the Effective Time, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than any shares of Company Common Stock to be canceled pursuant to Section 3.01(b) and any Dissenting Shares (as hereinafter defined)) shall, without any further action on the part of Fiserv or Fiserv Sub, on the one hand, or the Company or its stockholders, on the other hand, be converted into the right to receive such number of shares of Fiserv Common Stock as shall equal the quotient of (A) (I) the Target Value (as hereinafter defined) divided by (II) the number of shares of Company Common Stock outstanding immediately before the Effective Time divided by (B) a number which is equal to the average closing price per share for Fiserv Common Stock as reported on the National Market System by the National Association of Securities Dealers, Inc. Automated Quotations (as reported in The Wall Street Journal) for the twenty business days ending two business days prior to the Effective Time (such shares of Fiserv Common Stock together with any cash payable pursuant to Section 3.03(f) the "Merger Consideration"). "Target Value" means the amount of Ten Million Five Hundred Thousand and No/100 Dollars ($10,500,000.00) increased or decreased by the amount, if any, between i) the total assets of the Company as of the Effective Time less the total liabilities of the Company as of the Effective Time, as determined by reference to the Effective Time Balance Sheet, and ii) Six Million Eight Hundred Thousand Dollars ($6,800,000); provided, however that no such adjustment shall be made if the adjustment would result in increasing or decreasing the Target Value by less then $25,000. "Effective Time Balance Sheet" means a balance sheet of the Company as of the Effective Time prepared in accordance with GAAP consistently applied in accordance with past practices, which balance sheet shall include, to the extent unpaid as of the Effective Time, an accrual for all Company Merger Costs, it being understood that the Effective Time Balance Sheet will be prepared prior to the Effective Time and may therefore may be based, to the extent required, on good faith estimates by Fiserv, Trewit Inc., a wholly owned subsidiary of Fiserv ("Trewit") and the Company. "Company Merger Costs" shall mean the aggregate of all accounting (which shall not include regular audit fees), legal, printing, filing, financial advisory (including finders' or investment banking fees), costs of preparing, filing and distributing the Proxy Statement (as hereinafter defined) and conducting the Company Special Meeting (as hereinafter defined) and other fees and expenses of the Company and Taxes (as hereinafter defined) of the Company, in each case incurred or anticipated to be incurred in connection with the transactions contemplated hereby. Such Company Merger Costs shall only include those costs incurred by the Company directly, or to the extent they involve the printing and mailing of materials to shareholders on behalf of both the Company and Fiserv, a prorata share of such costs as the Parties shall agree at Closing.

                  (b) All shares of Company Common Stock owned by the Company or any direct or indirect wholly-owned subsidiary of the Company or Fiserv or Fiserv Sub or any other subsidiary of Fiserv immediately prior to the Effective Time shall be cancelled and extinguished without any conversion thereof.

                  (c) Each share of common stock of Fiserv Sub, par value $.01 per share ("Fiserv Sub Common Stock"), issued and outstanding immediately prior to the Effective Time shall be converted into one share of the common stock of the Surviving Corporation, par value $.01 per share ("Surviving Corporation Common Stock").

                  (d) Each share of any other class of capital stock of the Company (other than Company Common Stock) shall be canceled without payment of any consideration therefor and without any conversion thereof.

         SECTION 3.02 Intentionally Omitted.

         SECTION 3.03 Exchange of Company Common Stock.

                  (a) Promptly after the Effective Time, Fiserv shall cause Fiserv's stock transfer agent or such other person as Fiserv may appoint to act as exchange agent (the "Exchange Agent") to mail to each holder of record (other than Fiserv, Fiserv Sub or any other subsidiary of Fiserv or the Company) of a certificate or certificates that immediately prior to the Effective Time represented outstanding shares of Company Common Stock ("Company Certificates") (i) a form letter of transmittal (which shall specify that delivery shall be effective, and risk of loss and title to the Company Certificate(s) shall pass, only upon delivery of the Company Certificate(s) to the Exchange Agent) and
         (ii) instructions for such holder's use in effecting the surrender of the Company Certificates in exchange for certificates representing shares of Fiserv Common Stock.

                  (b) As soon as practicable after the Effective Time, the Exchange Agent shall distribute to holders of shares of Company Common Stock, upon surrender to the

         Exchange Agent of one or more Company Certificates for cancellation, together with a duly-executed letter of transmittal, (i) one or more Fiserv certificates representing the number of whole shares of Fiserv Common Stock into which the shares represented by the Company Certificate(s) shall have been converted pursuant to Section 3.01, and
         (ii) a bank check in the amount of cash into which the shares represented by the Company Certificate(s) shall have been converted pursuant to Section 3.03(f) (relating to fractional shares), and the Company Certificate(s) so surrendered shall be canceled. In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of the Company, it shall be a condition to the issuance of shares of Fiserv Common Stock that the Company Certificate(s) so surrendered shall be properly endorsed or be otherwise in proper form for transfer and that such transferee shall
         (i) pay to the Exchange Agent any transfer or other taxes required, or
         (ii) establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

                  (c) Holders of Company Common Stock will be entitled to any dividends or other distributions pertaining to the Fiserv Common Stock received in exchange therefor that become payable to persons who are holders of record of Fiserv Common Stock as of a record date on the same date as or after the Effective Time, but only after they have surrendered their Company Certificates for exchange. Subject to the effect, if any, of applicable law, the Exchange Agent shall receive, hold, and remit any such dividends or other distributions to each such record holder entitled thereto, without interest, at the time that such Company Certificates are surrendered to the Exchange Agent for exchange. Holders of Company Common Stock will not be entitled, however, to dividends or other distributions that become payable before or after the Effective Time to persons who were holders of record of Fiserv Common Stock as of a record date that is prior to the Effective Time.

                  (d) All shares of Fiserv Common Stock issued upon the surrender for exchange of Company Common Stock in accordance with the terms hereof (including any cash paid for fractional shares pursuant to Section 3.03(f) hereof) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock.

                  (e) After the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Company Certificates representing such shares are presented to the Surviving Corporation, they shall be canceled and exchanged as provided in this Article III. As of the Effective Time, the holders of Company Certificates representing shares of Company Common Stock shall cease to have any rights as stockholders of the Company, except such rights, if any, as they may have pursuant to Delaware Law. Except as provided above, until such Company Certificates are surrendered for exchange, each such Company Certificate shall, after the Effective Time, represent for all purposes only the right to receive the number of whole shares of Fiserv Common Stock into which the shares of Company Common Stock shall have been converted pursuant to the Merger as provided in Section 3.01 hereof and the right to receive the cash value of any fraction of a share of Fiserv Common Stock as provided in
         Section 3.03(f) hereof.

                  (f) No fractional shares of Fiserv Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, shall be issued upon the surrender for exchange of Company Certificates, no dividend or other distribution of Fiserv shall relate to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any rights of a stockholder of Fiserv. All fractional shares of Fiserv Common Stock to which a holder of Company Common Stock immediately prior to the Effective Time would otherwise be entitled, at the Effective Time, shall be aggregated if and to the extent multiple Company Certificates of such holder are submitted together to the Exchange Agent. If a fractional share results from such aggregation, then (in lieu of such fractional share) the Exchange Agent shall pay to each holder of shares of Company Common Stock who otherwise would be entitled to receive such fractional share of Fiserv Common Stock an amount of cash (without interest) determined by multiplying (i) the fractional share of Fiserv Common Stock to which such holder would otherwise be entitled, by (ii) the amount which is equal to the average closing price per share for Fiserv Common Stock as reported on the National Market System by the National Association of Securities Dealers, Inc. Automated Quotations (as reported in The Wall Street Journal) for the twenty business days ending two business days prior to the Effective Time. Fiserv will make available to the Exchange Agent any cash necessary for this purpose.

                  (g) In the event any Company Certificate shall have been lost, stolen, or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen, or destroyed Company Certificate, upon the making of an affidavit of that fact by the holder thereof, such shares of Fiserv Common Stock and cash for fractional shares, if any, as may be required pursuant to Section 3.01 and 3.03(f); provided, however, that Fiserv may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed Company Certificates to deliver a bond in such sum as Fiserv may direct as indemnity against any claim that may be made against Fiserv or the Exchange Agent with respect to such Company Certificates alleged to have been lost, stolen, or destroyed.

                  (h) Notwithstanding anything to the contrary in this Section 3.03, none of Fiserv or the Surviving Corporation shall be liable to a holder of shares of Company Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

         SECTION 3.04 Exchange of Fiserv Sub Common Stock. From and after the Effective Time, each outstanding certificate previously representing shares of Fiserv Sub Common Stock shall be deemed for all purposes to evidence ownership of and to represent the number of shares of Surviving Corporation Common Stock into which such shares of Fiserv Sub Common Stock shall have been converted. Promptly after the Effective Time, the Surviving Corporation shall issue to Fiserv a stock certificate or certificates representing such shares of Surviving Corporation Common Stock in exchange for the certificate or certificates that formerly represented shares of Fiserv Sub Common Stock, which shall be canceled.

         SECTION 3.05 Dissenting Shares.

                  (a) No Conversion. Notwithstanding any provision of this Agreement to the contrary, any shares of Company Common Stock held by a stockholder who has demanded and perfected appraisal rights for such shares in accordance with Delaware Law, including Section 262 of the Delaware Law, and who has not effectively withdrawn or lost such appraisal rights ("Dissenting Shares") shall not be converted into or represent a right to receive the Merger Consideration pursuant to
         Section 3.01(a) and 3.03(f), but the holder thereof shall only be entitled to such rights as are granted by Delaware Law.

                  (b) Withdrawal or Loss of Dissenters' Rights. Notwithstanding the provisions of subsection (a), if any holder of shares of Company Common Stock who is otherwise entitled to exercise appraisal rights under Delaware Law shall effectively withdraw or lose (through failure to perfect or otherwise) such appraisal rights, then, as of the later of the Effective Time and the occurrence of such event, such stockholder's shares shall automatically be converted into and represent only the right to receive the Merger Consideration, without interest thereon, upon surrender of the certificate representing such shares.

                  (c) Notice, etc. The Company shall give Fiserv and Trewit (i) prompt notice of any written demands for the exercise of appraisal rights in respect of any shares of Company Common Stock, withdrawals of such demands, and any other instruments served pursuant to Delaware Law (including instruments concerning appraisal or dissenters' rights) and received by the Company and (ii) the opportunity to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Fiserv and Trewit, voluntarily make any payment with respect to any demands for the exercise of appraisal rights in respect of any shares of Company Common Stock or offer to settle or settle any such demands.

         SECTION 3.06 Closing. Evidence of the fulfillment or waiver of the conditions set forth in Article VII hereof (the "Closing") shall be provided by the parties hereto to each other (a) at the offices of AVIDYN, Inc. located at 16980 Dallas Parkway, Suite 120, Dallas, Texas at 10 a.m., local time, on the business day on which the last of the conditions set forth in Article VII hereof is fulfilled or waived or (b) at such other time and place as the parties hereto may agree.

         SECTION 3.07 Tax Free Exchange. The parties intend that the Merger qualifies as a "reorganization" within the meaning of Sections 368(a)(1)(A) and
(a)(2)(E) of the Internal Revenue Code of 1986, as amended (the "Code").

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                                   ARTICLE IV
                          CERTAIN EFFECTS OF THE MERGER

         SECTION 4.01 Effect of the Merger. Upon and after the Effective Time:
(a) Fiserv Sub shall merge with and into the Surviving Corporation; (b) the separate existence of Fiserv Sub shall cease; (c) the shares of capital stock of the Company shall be converted as provided in this Agreement; (d) the former holders of such shares are entitled only to the rights provided in this Agreement and under Delaware Law and (e) the Merger shall otherwise have the effect provided under the applicable laws of the State of Delaware.

         SECTION 4.02 Further Assurances. If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any further deeds, assignments or assurances in law or any other acts are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, the title to any property or right of the Constituent Corporations acquired or to be acquired by reason of, or as a result of, the Merger, or (b) otherwise to carry out the purposes of this Agreement, the Constituent Corporations agree that the Surviving Corporation and its proper officers and directors shall and will execute and deliver all such property, deeds, assignments and assurances in law and do all acts necessary, desirable or proper to vest, perfect or confirm title to such property or rights in the Surviving Corporation and otherwise to carry out the purposes of this Agreement, and that the proper officers and directors of the Constituent Corporations and the proper officers and directors of the Surviving Corporation are fully authorized in the name of the Constituent Corporations or otherwise to take any and all such action.

                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

         SECTION 5.01 Representations and Warranties of the Company. Except as otherwise set forth in the Disclosure Schedule (the "Disclosure Schedule") annexed hereto as Schedule I, the Company represents and warrants to, and agrees with, Fiserv and Fiserv Sub as follows:

                  (a) Organization and Qualification, etc. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has corporate power and authority to own all of its properties and assets and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in each other jurisdiction as set forth in the Disclosure Schedule where the failure to so qualify would have a Material Adverse Effect (as hereinafter defined). The copies of the Company's Certificate of Incorporation and By-laws, as amended to date, which have been delivered to Fiserv and Trewit, are complete and correct, and such instruments, as so amended, are in full force and effect at the date hereof.

                  "Material Adverse Effect" for purposes of this Agreement when used with respect to any party means any change in, or effect on, or series of related changes in, or related effects on, the business of such party as currently conducted by such party and its subsidiaries, taken as a whole, that would have an adverse impact on the results of its operations or financial or other condition of an amount in excess of $175,000 other than such changes or effects generally affecting the industry of such party and its subsidiaries or the economy of the United States.

                  (b) Capital Stock.

                           (i) The authorized capital stock of the Company
                  consists of 8,000,000 shares of Company Common Stock and 4,000,000 shares of preferred stock, par value $0.10 per share (the "Preferred Stock"), of which as of the date hereof 3,620,092 shares of Company Common Stock and no shares of Preferred Stock are validly issued and outstanding, fully paid and nonassessable, and no shares of Company Common Stock or Preferred Stock are held in the treasury.

                           (ii) There are no options, warrants, calls, rights,
                  commitments or agreements of any character, written or oral, to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed any shares of the capital stock of the Company or obligating the Company to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or other similar rights with respect to the Company. There are no voting trusts, proxies or other agreements or understandings with respect to the capital stock of the Company.

                  (c) Subsidiaries. Except as set forth in Section 5.01(c) of the Disclosure Schedule, the Company does not own of record or beneficially, directly or indirectly, (i) any shares of outstanding capital stock or securities convertible into capital stock of any other corporation or (ii) any participating interest in any general or limited partnership, limited liability partnership, limited liability company, joint venture or other non-corporate business enterprise. Except as listed in Section 5.01(c) of the Disclosure Schedule, the Company owns directly all the outstanding capital stock of the subsidiaries listed in the Disclosure Schedule (the "Subsidiaries") (except for directors' qualifying shares, if any), free and clear of all encumbrances other than Permitted Exceptions (as hereinafter defined). The capital stock of each Subsidiary is duly authorized and validly issued and outstanding, fully paid and nonassessable. No Subsidiary has issued or sold any shares of its capital stock or any securities or obligations convertible into or exchangeable for, or given any person any right to acquire from such Subsidiary, any shares of its capital stock, and no such securities or obligations are outstanding. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has the corporate power and authority to own and hold its properties and to carry on its business as currently conducted. The copies of the articles or certificates of incorporation and by-laws (or, where applicable, other such similar governance documents) of each Subsidiary, as amended to date, which have been delivered to Fiserv were complete and correct, and such instruments, as so amended, are in full force and effect at the date hereof. For purposes of this Section 5.01, the term "Company" shall be deemed to include the Subsidiaries except in Section

         5.01(a) through Section 5.01(g) (inclusive) and Section 5.01(y) and except where otherwise noted.

                  (d) Authority Relative to Agreement. The Company has the corporate power and authority to execute and deliver this Agreement and the FIRPTA Affidavit in the form annexed hereto as Exhibit B (the "FIRPTA Affidavit") and to consummate the transactions contemplated on the part of the Company hereby. The execution and delivery by the Company of this Agreement and the FIRPTA Affidavit and the consummation by the Company of the transactions contemplated on its part hereby have been duly authorized by its Board of Directors. No other corporate proceedings on the part of the Company (other than stockholder approval) or any Subsidiary are necessary to authorize the execution and delivery of this Agreement by the Company, or, subject to obtaining the Company Stockholders Approval, the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery at the Effective Time of the Agreement by Fiserv and Fiserv Sub, is its valid and binding agreement, enforceable against the Company in accordance with its terms, except as such enforcement is subject to the effect of (i) any applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors' rights generally and (ii) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and other similar doctrines affecting the enforceability of agreements generally (regardless of whether considered in a proceeding in equity or at law). The Company's Board of Directors has approved this Agreement and the transactions contemplated hereby and such approvals are sufficient so that neither the restrictions on "business combinations" set forth in Section 203(a) of Delaware Law nor the provisions of any other "fair price," "moratorium," "control share acquisition," or other similar anti-takeover statute or regulation nor the provisions of any applicable anti-takeover provisions in the Certificate of Incorporation or Bylaws of the Company will apply to this Agreement or any of the transactions contemplated by this Agreement. Under applicable law, the current Certificate of Incorporation of the Company and Nasdaq rules, the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock is the vote required for the stockholders of the Company to approve the Merger (the "Company Stockholder Approval").

                  (e) Non-Contravention. The execution and delivery of this Agreement and the FIRPTA Affidavit by the Company do not and the consummation by the Company of the transactions contemplated hereby will not (i) violate any provision of the Certificate of Incorporation or By-laws of the Company or the Certificate of Incorporation or By-laws of any of its Subsidiaries, as the case may be, and (ii) violate, or result, with the giving of notice or the lapse of time or both, in a violation of, any provision of, or result in the acceleration of or entitle any party to accelerate (whether after the giving of notice or lapse of time or both) any obligation under, or result in the creation or imposition of any material lien, charge, pledge, security interest or other encumbrance upon any of the property of the Company or any of its Subsidiaries pursuant to any provision of any mortgage or lien or material lease, agreement, license or instrument or any order, arbitration award, judgment or decree to which the Company or any of its Subsidiaries is a party or by which any of its assets is bound, and do not and will not violate or conflict with any other material restriction of any kind or character to which the Company or any of its Subsidiaries is subject or by which any of its assets may be bound, and the same does not and will not constitute an event permitting termination of any such mortgage or lien or material lease, agreement, license or instrument to which the Company or any of its Subsidiaries is a party or (iii) violate in any material respect any law, ordinance or regulation to which the Company or any of its Subsidiaries is subject, including the applicable requirements of the Securities Act, the Exchange Act, state takeover or securities laws, the rules of Nasdaq, except, in each case or cases, for any such violation, acceleration, imposition, conflict or termination which would not, individually or in the aggregate, result in a Material Adverse Effect.

                  (f) Government Approvals. Except for (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, no consent, authorization, order or approval of, or filing or registration with, any governmental commission, board or other regulatory body is required for the execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, except (x) as may be necessary as a result of any facts or circumstances relating solely to Fiserv or Fiserv Sub or (y) where the failure to obtain such consents, authorizations or approvals or to make such filings or registrations would not prevent the consummation of the transactions contemplated hereby.

                  (g) Company SEC Reports. The Company has filed with the Securities and Exchange Commission (the "SEC"), at or prior to the time due, and has made available to Fiserv true and complete copies of all forms, reports, schedules, registration statements and definitive proxy statements (together with all information incorporated therein by reference, the "Company SEC Reports") required to be filed by it with the SEC since January 1, 2000. As of their respective dates, the Company SEC Reports complied as to form in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or the Securities Act of 1933, as amended (the "Securities Act"), as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Reports. As of their respective dates and as of the date any information from such Company SEC Reports has been incorporated by reference, the Company SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (h) Financial Statements. Each of the financial statements of the Company (including the related notes) included or incorporated by reference in the Company SEC Reports (including any similar documents filed after the date of this Agreement) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-QSB of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements). Except for liabilities and obligations incurred in the ordinary course of business consistent with past practice and which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, since the date of the most recent audited consolidated balance sheet included in the Company SEC Reports, neither the Company nor any of its Subsidiaries has incurred any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet of the Company and its consolidated subsidiaries or in the notes thereto.

                  (i) Absence of Certain Changes or Events. Since December 31, 2001, the Company has not:

                           (i) incurred any obligation or liability (fixed or
                  contingent), except normal trade or business obligations incurred in the ordinary course of business and consistent with past practice;

                           (ii) discharged or satisfied any lien, security
                  interest or encumbrance or paid any obligation or liability (fixed or contingent), other than in the ordinary course of business and consistent with past practice;

                           (iii) mortgaged, pledged or subjected to any lien,
                  security interest or other encumbrance any of its assets or properties (other than Permitted Exceptions (as hereinafter defined)), other than in the ordinary course of business and consistent with past practice;

                           (iv) transferred, leased or otherwise disposed of any
                  of its assets or properties or acquired any assets or properties, other than in any case in the ordinary course of business and consistent with past practice;

                           (v) cancelled or compromised any debt or claim, other
                  than in the ordinary course of business and consistent with past practice;

                           (vi) waived or released, under any contract, rights
                  of the Company having value to the Company, other than in any case in the ordinary course of business and consistent with past practice;

                           (vii) transferred or granted any rights under any
                  concessions, leases, licenses, agreements or Intellectual Property (as hereinafter defined), other than in the ordinary course of business and consistent with past practice;

                           (viii) other than in the ordinary course of business
                  and consistent with past practice, made or granted any wage or salary increase applicable to any group or classification of employees generally, paid any bonuses, entered into any employment contract with any officer or employee or made any loan to, or entered into any transaction of any other nature with, any officer or employee of the Company;

                           (ix) entered into any transaction, contract or
                  commitment, except (A) those listed, or which pursuant to the terms hereof are not required to be listed, on the Disclosure Schedule, (B) this Agreement and the transactions contemplated hereby, and (C) those entered into in the ordinary course of business and consistent with past practice;

                           (x) declared, paid or made any provision for payment
                  of any dividends or other distribution in respect of shares of Company Common Stock, or directly or indirectly, acquired, purchased, redeemed or made any provision for acquiring, purchasing or redeeming any shares of Company Common Stock;

                           (xi) suffered any casualty loss or damage (whether or
                  not such loss or damage shall have been covered by insurance) which affects in any material respect its ability to conduct its business;

                           (xii) amended or changed the Certificate of
                  Incorporation or By-laws of the Company;

                           (xiii) suffered any labor trouble or claim of
                  wrongful discharge, discrimination or other unlawful labor practice or action;

                           (xiv) changed any accounting method or practice
                  (including any change in depreciation or amortization policies or rates);

                           (xv) commenced or threatened to commence any lawsuit
                  or proceeding against a third party;

                           (xvi) received any notice of any claim of ownership
                  by a third party of the Company's Intellectual Property or of infringement by the Company of any third party's Intellectual Property rights;

                           (xvii) agreed to do any of the things described in
                  the preceding clauses (i) through (xvi) (other than negotiations with Fiserv, Trewit, Fiserv Sub and their representatives regarding the transactions contemplated by this Agreement); or

                           (xviii) suffered any Material Adverse Effect.

                  "Permitted Exceptions" shall mean (i) mechanic's, materialman's, warehouseman's and carrier's liens and purchase money security interests arising in the ordinary course of business; (ii) liens for Taxes and assessments not yet payable; (iii) liens for Taxes, assessments and charges and other claims, the validity of which the Company is contesting in good faith; (iv) zoning, entitlement, building and other land use regulations; (v) covenants, conditions, restrictions, easements and other similar matters of record; (vi ) liens for workers compensation, unemployment insurance and other benefits incurred in the ordinary course of business; and (vi) imperfections of title, liens, security interests, claims and other charges and encumbrances the existence of which would not have individually or in the aggregate a Material Adverse Effect.

                  (j) Title to Properties; Absence of Liens and Encumbrances, etc. The Company has good and marketable title to all of the real, tangible, personal and mixed properties and assets owned by it and used in its business, free and clear of any liens, charges, pledges, security interests or other encumbrances (other than Permitted Exceptions), except as reflected in the Company Financial Statements. The Company's intangible properties and assets (excluding leasehold interests and other any intangible properties and assets described in
         Section 5.01(k), which section contains the Company's representations and warranties with respect to such intangible properties and assets) are free and clear of any liens, charges, pledges, security interests or other encumbrances (other than Permitted Exceptions), except as reflected in the Company Financial Statements.

                  (k)      Intellectual Property.

                           (i) Definitions. For all purposes of this Agreement,
                  the following terms shall have the following respective meanings:

                                    (A) "Technology" means any or all of the
                           following: (I) works of authorship including computer programs, algorithms, routines, source code and executable code, whether embodied in software or otherwise, documentation, designs, files, records and data; (II) inventions (whether or not patentable), improvements and technology; (III) proprietary and confidential information, including technical data and customer and supplier lists, trade secrets, show how, know how and techniques; (IV) databases, data compilations and collections and technical data; (V) processes, tools, devices, methods, prototypes, schematics, bread boards, net lists, mask works, test methodologies and hardware development tools; and all instantiations of the foregoing in any form and embodied in any media.

                                    (B) "Intellectual Property Rights" means any
                           or all of the following and all rights in, arising out of, or associated therewith: (I) all United States and foreign patents and utility models and applications therefore and all reissues, divisions, re-examinations, renewals, extensions, provisionals, continuations and continuations-in-part thereof, and equivalent or similar rights anywhere in the world in inventions and discoveries including without limitation invention disclosures ("Patents"); (II) all trade secrets and other rights in the know-how and confidential or proprietary information ("Trade Secrets"); (III) all copyrights, copyrights registrations and applications therefor and all other rights corresponding thereto throughout the world ("Copyrights"); (IV) all industrial designs and any registrations and applications therefor throughout the world; (V) mask works, mask work registrations and applications therefor, and all other rights corresponding thereto throughout the world ("Mask Works"); (VI) all rights in World Wide Web addresses and domain names and applications and registrations therefor, all trade names, trade dress, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor and all goodwill associated therewith throughout the world ("Trademarks"); and (VII) any similar, corresponding or equivalent rights to any of the foregoing anywhere in the world.

                                    (C) "Company Intellectual Property" means
                           any Technology and Intellectual Property Rights including the Company's Registered Intellectual Property Rights (as hereinafter defined) that are owned by, or exclusively licensed to, the Company.

                                    (D) "Registered Intellectual Property
                           Rights" means all United States, international and foreign: (I) Patents, including applications therefor; (II) registered Trademarks, applications to register Trademarks, including intent-to-use applications, or other registrations or applications related to Trademarks; (III) Copyrights registrations and applications to register Copyrights; (IV) registered Mask Works and applications to register Mask Works; and (V) any other Technology that is the subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by, any state, government or other public legal authority at any time.

                                    (E) "Governmental Entity" means any
                           national, federal, state, municipal or local or other government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal or judicial or arbitral body.

                           (ii) Company Products. Section 5.01(k)(ii) of the
                  Disclosure Schedule contains a complete and accurate list (by name and version number) of all products, software or service offerings of the Company (collectively, the "Company Products") that have been sold, distributed or otherwise disposed of in the two (2) year period preceding the date hereof or which the Company currently intends to sell, distribute or otherwise dispose of in the future, including any products, Software or service offerings under development.

                           (iii) Registered Intellectual Property Rights.
                  Section 5.01(k)(iii) of the Disclosure Schedule lists all Registered Intellectual Property Rights owned by, filed in the name of or applied for by the Company as of the date of this Agreement (the "Company Registered Intellectual Property Rights") and lists any proceedings or actions before any court, tribunal, including the United States Patent and Trademark Office (the "PTO"), related to any of the Company Intellectual Property Rights or Company Intellectual Property. All necessary documents and certificates in connection with such Company Registered Intellectual Property Rights have been filed with the PTO or the United States Copyright Office, as the case may be, for the purposes of maintaining the Registered Intellectual Property Rights embodied in any Company Intellectual Property in the United States. Except as set forth in Section 5.01(k)(iii) of the Disclosure Schedule, as of the Effective Time, there are no actions that must be taken by the Company within 120 days of the Effective Time in order to obtain, perfect, preserve, renew or maintain the Registered Intellectual Property, including the payment of any registration, maintenance or renewal fees or the filing of any responses to PTO office actions, documents, applications or certificates. The Company has not claimed any status in the application for or registration of any Company Intellectual Property, including "small business status", that would not be applicable to it following the Merger.

                           (iv) Valid Assignment. In each case in which the
                  Company has acquired any Company Intellectual Property from any person, the Company has obtained a valid and enforceable assignment sufficient to irrevocably transfer all rights in such Company Intellectual Property (including the right to seek past and future damages with respect thereto) to the Company. To the maximum extent provided for by, and in accordance with, applicable laws and regulations, the Company has recorded each such assignment of a Registered Intellectual Property Right assigned to the Company with the PTO or the United States Copyright Office.

                           (v) No Invalidity, Etc. The Company has no knowledge
                  of any facts or circumstances that would render any Company Intellectual Property invalid or unenforceable. To the Company's knowledge, no person is infringing or misappropriating any Company Intellectual Property. The Company has not received notice from any person claiming that such operation or any act, product, technology or service (including products, technology or services currently under development) of the Company infringes or misappropriates any Intellectual Property Right of any person or constitutes unfair competition or trade practices under the laws of any jurisdiction (nor does the Company have knowledge of any basis therefore). The Company does not operate interactive voice response units on behalf of clients in a service bureau environment.

                           (vi) Confidentiality. The Company has taken all steps
                  that reasonably are required to protect the Company's rights in confidential information and Trade Secrets of the Company or provided by any other person to the Company. Without limiting the foregoing, the Company has and enforces a policy requiring each employee, consultant and contractor to execute proprietary information, confidentiality and assignment agreements, and all current and former employees, consultants and contractors of the Company have executed such an agreement. Each of the employees of ppoONE, Inc. listed on
                  Section 5.01(k)(vi) of the Disclosure Schedule have signed the form of confidentiality agreement attached to Section 5.01(k)(vi) of the Disclosure Schedule. The Company has in place project management policies that require back-up procedures to be followed, including daily storage to a back-up server and at least weekly transmission to an off-site storage facility, that are reasonable in the circumstances. The Company does not permit employees, consultants or contractors to work from sites other than Company-approved sites, and procedures are in place to assure that the Company maintains adequate possession and control of all Company Intellectual Property that may be being worked on by employees, consultants or contractors off-site.

                           (vii) Transferability. All Company Intellectual
                  Property will be fully transferable, alienable or licensable by the Surviving Corporation and/or Fiserv without restriction and without payment of any kind to any third party.

                           (viii) No Liens. Each item of Company Intellectual
                  Property is free and clear of any liens except for non-exclusive licenses granted to end-user customers in the ordinary course of business. The Company is the exclusive owner or exclusive licensee of all Company Intellectual Property.

                           (ix) No Transfer of Rights. The Company has not
                  transferred ownership of, or granted any exclusive license of or right to use, or authorized the retention of any exclusive rights to use or joint ownership of, any Technology or Intellectual Property Right that is Company Intellectual Property, to any other person.

                           (x) Exclusive Rights. Except as set forth in Section
                  5.01(k)(x) of the Disclosure Schedule, all Technology, other than "shrink wrap" and other commercially available end user software, used in or necessary to the conduct of the Company's business as presently conducted or currently contemplated to be conducted by the Company was written and created solely by employees of the Company acting within the scope of their employment, and no person owns or has any rights to any of the Company Intellectual Property.

                           (xi) All Necessary Rights. Except as set forth in
                  Section 5.01(k)(xi) of the Disclosure Schedule, the Company Intellectual Property constitutes all the Technology, Intellectual Property Rights and Company Registered Intellectual Property Rights used in and/or necessary to the conduct of the business of the Company as it currently is conducted on the date of this Agreement, and as it is currently planned or contemplated to be conducted by the Company, including the design, development, manufacture, use, import and sale of Company Products.

                           (xii) No Infringement. The operation of the business
                  of the Company as it is currently conducted, or is presently proposed to be conducted, by the Company, including but not limited to the design, development, use, import, branding, advertising, promotion, marketing, manufacture and sale of Company Products does not and will not when conducted by Fiserv or the Surviving Corporation in substantially the same manner following the Closing, infringe or misappropriate any Intellectual Property Right of any person, violate any right of any person (including any right to privacy or publicity), or constitute unfair competition or trade practices under the laws of any jurisdiction.

                           (xiii) No Proceedings. No Company Intellectual
                  Property or service of the Company is subject to any proceeding or outstanding decree, order, judgment or settlement agreement or stipulation that restricts in any manner the use, transfer or licensing thereof by the Company or may affect the validity, use or enforceability of such Company Intellectual Property.

                           (xiv) IP Contracts. Other than "shrink wrap" and
                  other commercially available end user software, having an initial purchase price of $5,000 or less, Section 5.01(k)(xiv) of the Disclosure Schedule lists all contracts, licenses and agreements to which the Company is a party with respect to any Technology or Intellectual Property Rights (the "IP Contracts"). The Company is not in breach of nor has the Company failed to perform under any of the IP Contracts and, to the Company's knowledge: (A) no other party to any such IP Contract is in breach thereof or has failed to perform thereunder, and (B) there are no disputes regarding the scope of or performance under such IP Contracts, including with respect to any payments to be made or received by the Company thereunder.

                           (xv) Obligation to Warrant. Section 5.01(k)(xv) of
                  the Disclosure Schedule lists all IP Contracts in which the Company has agreed to, or has assumed, any obligation or duty to warrant, indemnify, reimburse, hold harmless, guarantee or otherwise assume or incur any obligation or liability or provide a right of rescission with respect to the infringement or misappropriation by the Company or such other person of the Intellectual Property Rights of any person other than the Company.

                           (xvi) No Grants, Assignments. Neither this Agreement
                  nor the transactions contemplated by this Agreement, including the assignment of any contracts or agreements to which the Company is a party to Fiserv, Fiserv Sub or the Surviving Corporation, by operation of law or otherwise, will result in
                  (A) either Fiserv's, Fiserv Sub's or the Surviving Corporation's granting to any person any right or license to any Technology or Intellectual Property Right owned by, or licensed to, any of them; (B) either Fiserv's, Fiserv Sub's or the Surviving Corporation's being bound by, or subject to, any non-compete or other restriction on the operation or scope of their respective businesses; or (C) either Fiserv's, Fiserv Sub's or the Surviving Corporation's being obligated to pay any royalties or other amounts to any person in excess of those payable by Fiserv, Fiserv Sub or the Surviving Corporation, respectively.

                  (l) List of Properties, Contracts and Other Data. Section 5.01(l) of the Disclosure Schedule contains a list setting forth with respect to the Company as of the date hereof the following:

                           (i) all real properties owned in fee simple by the
                  Company;

                           (ii) all leases of real or personal property to which
                  the Company is a party, either as lessee or lessor with a brief description of the property to which each such lease relates, except such leases of personal property as require payment during their remaining life aggregating less than $20,000;

                           (iii) all collective bargaining agreements, all
                  agreements or arrangements that contain any severance pay or post-employment liabilities or obligations, all bonus, deferred compensation, pension, profit sharing or retirement plans or any other employee benefit plans or arrangements, all employment or consulting agreements or contracts with an employee or individual consultant or salesperson or consulting or sales agreements or contracts, under which a firm or other organization provides services to the Company pursuant to which the Company is obligated to make payments in excess of $24,000 per year and all agreements or plans, including all stock option plans, stock appreciation rights plans or stock purchase plans, any of the benefits of which will be increased or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

                           (iv) all contracts and commitments (including
                  mortgages, indentures and loan or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit, including guaranties; fidelity or surety bonds or completion bonds; agreements of indemnification or guaranty; agreements, contracts or commitments containing any covenant limiting the freedom of the Company to engage in any line of business or to compete with any person; agreements, contracts or commitments relating to capital expenditures and involving future payments in excess of $20,000; agreements, contracts or commitments relating to the disposition or acquisition of assets or any interest in any business enterprise outside the ordinary course of business; agreements, contracts or commitments containing performance or revenue standards or purchase or revenue minimums, which, if not met, have payment, reimbursement or forfeiture provisions; purchase orders or contracts; construction contracts; material distribution, joint marketing or development agreements; or any agreement, contract or commitment pursuant to which the Company has granted or may grant in the future to any party a source-code license or option or other right to use or acquire source-code) to which the Company is a party, or to which it or any of its assets or properties are subject and which are not specifically referred to in the preceding clauses (i),
                  (ii) or (iii) above; provided that there need not be listed in the Disclosure Schedule (unless required pursuant to the preceding clauses (i), (ii) or (iii) above) any contract or commitment incurred in the ordinary course of business and consistent with past practice which requires payments to or by the Company during its remaining life aggregating less than $50,000; and

                           (v) the current annual compensation of all employees
                  of the Company (by position or by department) as of a recent date (a copy of which has been submitted to Fiserv but is not included in the Disclosure Schedule).

         True and complete copies of all documents and descriptions complete in all material respects of all oral agreements or commitments (if any) referred to in (i) through (iv) above (other than insurance plans which have been summarized) have been provided and made available to Fiserv or its counsel. The Company has not been notified in writing of any claim that any contract listed in the Disclosure Schedule for this subsection (l) is not valid and enforceable in accordance with its terms for the periods stated therein, or that there is under any such contract any existing default or event of default or event which with notice or lapse of time or both would constitute such a default, except for any such claim which would have, individually or when taken together with all such other claims referred to in this Section 5.01(l), a Material Adverse Effect.

         Section 5.01(l) of the Disclosure Schedule sets forth a list of the Company's top 10 clients according to revenue for the year ended December 31, 2001, and each client with which the Company currently has an agreement that the Company in good faith expects to be one of the Company's top 10 clients for the year ending December 31, 2002, and a list of all effective agreements between such client and the Company.

                  (m) Litigation. There are no actions, suits or proceedings with respect to the business of the Company pending against the Company of which the Company is aware at law or in equity, or before or by any federal, state, municipal, foreign or other governmental department, commission, board, bureau, agency or instrumentality (individually, a "Governmental Entity"), nor, to the knowledge of the Company, has the Company received any notice or threat of any such actions, suits or proceedings with respect to the business of the Company except as would not have a Material Adverse Effect. There is no investigation pending or threatened against the Company, its properties or any of its officers or directors by or before a Governmental Entity, except as would not have a Material Adverse Effect. The Disclosure Schedule sets forth, with respect to any such pending or threatened action, suit, proceeding or investigation that the Company believes could have a Material Adverse Effect, the forum, the parties thereto, the subject matter thereof and the amount of damages claimed or other remedy requested. No Governmental Entity has at any time challenged or questioned the legal right of the Company to manufacture, offer or sell any of its products or services in the present manner or style thereof.

                  (n) Labor Controversies. Except as would not reasonably be expected to have in the aggregate a Material Adverse Effect:

                           (i) there are no controversies known to the Company
                  between the Company and any employees or any unresolved labor union grievances or unfair labor practice or labor arbitration proceedings pending or, to the knowledge of the Company, threatened, related to the Company and, to the knowledge of the Company, there are not and during the last two years prior to the date hereof there have not been any formal or informal organizing efforts by a labor organization and/or group of Company employees and the Company is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to employees and no collective bargaining agreement is being negotiated by the Company;

                           (ii) the Company is in compliance, and has not
                  received notice of, nor, to the knowledge of the Company, has there been threatened any claim that the Company has not complied, with all laws relating to the employment of labor, including provisions thereof relating to wages, hours, collective bargaining, the payment of social security and similar Taxes, equal employment opportunity, employment discrimination and employment safety nor has the Company received notice of or, to the knowledge of the Company, has there been threatened any claim that it is liable for any arrears of wages or any Taxes or penalties for failure to comply with any of the foregoing; and the Company is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any governmental authority with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the ordinary course of business and consistent with past practice) and there are no pending, threatened or reasonably anticipated claims or actions against the Company under any worker's compensation policy or long-term disability policy; and

                           (iii) the Company does not now, nor has it ever had
                  the obligation to, maintain, establish, sponsor, participate in or contribute to any international or foreign employee benefit plan.

                  (o) Use of Real Property. The Company has not received any notice of violation of any applicable zoning or building regulation, ordinance or other law, order, regulation or requirement relating to the Company (representations and warranties with respect to environmental matters being set forth in Section 5.01(p) hereof) or any notice of default under any lease, contract, commitment, license or permit, relating to the use and operation of the owned or leased real property listed in the Disclosure Schedule, in either case which could reasonably be expected to have in the aggregate a Material Adverse Effect and, to the knowledge of the Company, there is no such violation or default which would have in the aggregate a Material Adverse Effect. The Company has not received any notice that any plant or other building that is owned or covered by a lease set forth in the Disclosure Schedule hereto does not substantially conform with all applicable ordinances, codes, regulations and requirements, and the Company has not received any notice that any law or regulation presently in effect or condition precludes or restricts continuation of the present use of such properties by the Company.

                  (p) Environmental Matters.

                           (i) Hazardous Materials. The Company has not: (A)
                  operated any underground storage tanks at any property that the Company has at any time owned, operated, occupied or leased; or (B) illegally released in violation of applicable law any material amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to the be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws, (a "Hazardous Material"), but excluding office and janitorial supplies properly and safely maintained. No Hazardous Materials have been released in violation of any applicable law, as a result of the actions of the Company, or, to the Company's knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Company has at any time owned, operated, occupied or leased.

                           (ii) Hazardous Materials Activities. The Company has
                  not transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Effective Time, nor has the Company disposed of, transported, sold or manufactured any product containing a Hazardous Material (any or all of the foregoing being collectively referred to as "Hazardous Materials Activities") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

                           (iii) Permits. The Company currently holds all
                  environmental approvals, permits, licenses, clearances and consents (the "Environmental Permits") necessary for the conduct of the Company's Hazardous Material Activities and other businesses of the Company as such activities and businesses are currently being conducted.

                           (iv) Environmental Liabilities. No action,
                  proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or, to the Company's knowledge, threatened concerning any Environmental Permit, Hazardous Material or any Hazardous Materials Activity of the Company. The Company is not aware of any fact or circumstance that could involve the Company in any environmental litigation or impose upon the Company any environmental liability.

                  (q) Additional Accounting Disclosure Matters.

                           (i) Accounts Receivable. The accounts receivable
                  reflected on the balance sheet of the Company as of December 31, 2001 and all accounts receivable arising between December 31, 2001 and the date hereof, arose from bona fide transactions in the ordinary course of business. Except for amounts also recorded as deferred revenue, these transactions have been recorded in accordance with GAAP meeting the following criteria: persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the sales price is fixed or determinable and no further deliveries or services are required to be provided in order to entitle the Company or its assignees to collect the accounts receivable in full. No such account has been assigned or pledged to any other person, firm or corporation.

                           (ii) No Undisclosed Liabilities. The Company does not
                  have any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in the Company Financial Statements), that in the aggregate exceed $50,000, and which (A) has not been reflected (which such term "reflected" does not include any such liability, indebtedness, etc. that is mentioned only in the footnotes to the Company Financial Statements) or reserved against in the most recent Company Financial Statements or (B) has arisen other than in the ordinary course of the Company's business and consistent with past practices since the date of the latest balance sheet included in the Company Financial Statements. The Company does not have any outstanding payables, whether reflected on the Company Financial Statements or not, which (C) exceed $50,000 or (D) are more than 30 days past due.

                  (r) Compliance with Law; Restrictions on Business Activities.

                           (i) No Defaults. The Company is not in default with
                  respect to any order of any court, governmental authority or arbitration board or tribunal to which it is a party or, to the knowledge of the Company, to which the Company is subject and which applies to its business, and, to the knowledge of the Company, the Company has not been notified that it is in violation of any laws, ordinances, governmental rules or regulations to which it is subject or that it has failed to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of its assets and properties or to the conduct of its business.

                           (ii) Immigration Matters. The Company has on file a
                  valid Form I-9 for each employee hired by the Company on or after November 7, 1986 and continuously employed after November 6, 1986 or the applicable date of hire. To the knowledge of the Company, all employees of the Company are (A) United States citizens, or lawful permanent residents of the United States, (B) aliens whose right to work in the United States is unrestricted, (C) aliens who have valid, unexpired work authorizations issued by the Attorney General of the United States (Immigration and Naturalization Service) or (D) aliens who have been continually employed by the Company since November 6, 1986 or the applicable date of hire. The Company has not been the subject of an immigration compliance or employment visit from, nor has the Company been assessed any fine or penalty by, or been the subject of any order or directive of, the United States Department of Labor or the Attorney General of the United States (Immigration and Naturalization Service).

                           (iii) Restrictions on Business Activities. There is
                  no agreement (noncompete or otherwise), commitment, judgment, injunction, order or decree to which the Company is a party or otherwise binding upon the Company which has or reasonably would be expected to have the effect of prohibiting or impairing any business practice (including the licensing of any product) of the Company, any acquisition of property (tangible or intangible) by the Company or the conduct of business by the Company. Without limiting the foregoing, the Company has not entered into any agreement under which the Company is restricted from selling, licensing or otherwise distributing any of its products to any class of customers, in any geographic area, during any period of time or in any segment of the market.

                           (iv) Employees. To the knowledge of the Company, no
                  employee of the Company (A) is in violation of any term of any employment contract, patent disclosure agreement, non-competition agreement or any restrictive covenant to a former employer relating to the right of any such employee to be employed by the Company because of the nature of the business conducted or presently proposed to be conducted by the Company or to the use of trade secrets or proprietary information of others or (B) has given notice to the Company, nor is the Company otherwise aware that any employee intends to terminate his or her employment with the Company.

                           (v) Governmental Authorization. The Company possesses
                  all material consents, licenses, permits, grants or other authorizations issued to the Company by a Governmental Entity
                  (A) pursuant to which the Company currently operates or holds any interest in any of its properties or (B) which is required for the operation of its business or the holding of any such interest, other than such consents, licenses, permits, grants or authorizations the failure to obtain which would not, either individually or in the aggregate, have a Material Adverse Effect ("Company Authorizations"), which Company Authorizations are in full force and effect and constitute all Company Authorizations required to permit the Company to operate or conduct its business or hold any interest in its properties or assets and each such Company Authorization is listed on Section 5.01(r)(v) of the Disclosure Schedule.

                  (s) Employee Benefits.

                           (i) Employee Plans. Section 5.01(s)(i) of the
                  Disclosure Schedule sets forth a list identifying each "employee pension benefit plan" as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including any "multiemployer plan", as defined in Section 3(37) of ERISA, (the "Pension Plans") and a list identifying each "employee welfare benefit plan", as defined in Section 3(1) of ERISA, (the "Welfare Plans") that, in either case, are maintained, administered or contributed to by the Company, or which cover any employee or former employee of the Company. Collectively, the Pension Plans and Welfare Plans are hereinafter referred to as the "Employee Plans". Except as otherwise identified in
                  Section 5.01(s)(i) of the Disclosure Schedule, (A) no Employee Plan is maintained, administered or contributed to by any entity other than the Company, and (B) no Employee Plan is maintained under any trust arrangement which covers any employee benefit arrangement which is not an Employee Plan.

                           (ii) Delivery of Copies of Plans, Documents, etc. The
                  Company has delivered or has caused to be delivered to Fiserv and Trewit true and complete copies of (A) the Employee Plans (including related trust agreements, custodial agreements, insurance contracts, investment contracts and other funding arrangements, if any, and adoption agreements, if any), (B) any amendments to Employee Plans, (C) written interpretations of the Employee Plans, (D) material employee communications by the plan administrator of any Employee Plan (including, but not limited to, summary plan descriptions and summaries of material modifications, as defined under ERISA), (E) the three most recent annual reports (e.g., the complete Form 5500 series) prepared in connection with each Employee Plan (if such report was required), including all attachments (including the audited financial statements, if any) and (F) the three most recent actuarial valuation reports prepared in connection with each Employee Plan (if any such report was required).

                           (iii) No Change in Benefits. There has been no
                  amendment to, written interpretation or announcement (whether or not written) by the Company relating to, or change in employee participation or coverage under any Employee Plan that would increase materially the expense of maintaining such Employee Plan above the level of expense incurred in respect of such Employee Plan for the most recent plan year with respect to Employee Plans. The execution of this Agreement and the consummation of the transactions contemplated hereby do not and will not constitute an event under any Employee Plan, which either alone or upon the occurrence of a subsequent event will or may result in any payment, acceleration, vesting or increase in benefits to any employee, former employee or director of the Company.

                           (iv) Compliance. Each Employee Plan has been
                  maintained in compliance with its terms and the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to, ERISA and the Code, which are applicable to such Employee Plan.

                           (v) Qualification, etc. Each Pension Plan is
                  "qualified" within the meaning of Section 401(a) of the Code, and has been qualified during the period from the date of its adoption to the date of this Agreement, and each trust created thereunder is tax-exempt under Section 501(a) of the Code. The Company has delivered or caused to be delivered to Fiserv the latest determination letters of the Internal Revenue Service relating to each Pension Plan. Such determination letters have not been revoked. Furthermore, there are no pending proceedings or, to the knowledge of the Company, threatened proceedings in which the "qualified" status of any Pension Plan is at issue and in which revocation of the determination letter has been threatened. Each such Pension Plan has not been amended or operated, since the receipt of the most recent determination letter, in a manner that would adversely affect the "qualified" status of the Plan. No distributions have been made from any of the Pension Plans that would violate in any respect the restrictions under Treasury Regulation Section 1.401(a)(4)-5(b), and none will have been made by the Effective Time.

                           (vi) No Claims. There are no pending or, to the
                  knowledge of the Company, threatened (A) claims, suits or other proceedings by any employees, former employees or plan participants or the beneficiaries, spouses or representatives of any of them, other than ordinary and usual claims for benefits by participants or beneficiaries, or (B) suits, investigations or other proceedings by any federal, state, local or other governmental agency or authority, of or against any Employee Plan, the assets held thereunder, the trustee of any such assets or the Company relating to any of the Employee Plans. If any of the actions described in this subsection are initiated prior to the Effective Time, the Company shall notify Fiserv of such action prior to the Effective Time.

                           (vii) No Prohibited Transactions. The Company has not
                  engaged (A) in any transaction or acted or failed to act in a manner that violates the fiduciary requirements of Section 404 of ERISA, or (B) in any "prohibited transaction" within the meaning of Section 406(a) or 406(b) of ERISA, or of Section 4975(c) of the Code, with respect to any Employee Plans, and will not so engage, act or fail to act prior to the Effective Time. Furthermore, to the knowledge of the Company, no other "party in interest", as defined in Section 3(14) of ERISA, or "disqualified person", as defined in Section 4975(e)(2) of the Code, has engaged in any such "prohibited transaction".

                           (viii) No Liability. No liability has been incurred
                  by the Company or by a trade or business, whether or not incorporated, which is deemed to be under common control or affiliated with the Company within the meaning of Section 4001 of ERISA or Section 414(b), (c), (m) or (o) of the Code (an "ERISA Affiliate") for any Tax, penalty or other liability with respect to any Employee Plan and, to the knowledge of the Company, such Plans do not expect to incur any such liability prior to the Effective Time.

                           (ix) Required Contributions. The Company has made all
                  required contributions under each Pension Plan on a timely basis or, if not yet due, adequate accruals therefore have been provided for in the financial statements. No Pension Plan has incurred any "accumulated funding deficiency" within the meaning of Section 302 of ERISA or Section 412 of the Code and no Pension

                  Plan has applied for or received a waiver of the maximum funding standards imposed by Section 412 of the Code.

                           (x) PBGC. Except for required premium payments, no
                  liability to the Pension Benefit Guaranty Corporation (the "PBGC") has been incurred by the Company with respect to any Pension Plan that has not been satisfied in full, and no event has occurred and there exists no condition or set of circumstances that could result in the imposition of any such liability. The Company has complied, or will comply, with all requirements for premium payments, including any interest and penalty charges for late payment, due to PBGC on or before the Effective Time with respect to each Pension Plan for which any premiums are required. No proceedings to terminate, pursuant to Section 4042 of ERISA, have been instituted or, to the knowledge of the Company, are threatened by the PBGC with respect to any Pension Plan (or any Pension Plan maintained by an ERISA Affiliate). There has been no termination or partial termination, as defined in Section 411(d) of the Code and the regulations thereunder, of any Pension Plan. No reportable event, within the meaning of Section 4043 of ERISA, has occurred with respect to any Pension Plan.

                           (xi) Benefit Obligations. As of the date of this
                  Agreement, with respect to each Pension Plan which is covered by Title IV of ERISA and which is not a multiemployer plan, the current value of the accumulated benefit obligations (based on the actuarial assumptions that would be utilized upon termination of such Pension Plan) do not exceed the current fair value of the assets of such Pension Plan. Except as listed in Section 5.01(s)(xi) of the Disclosure Schedule, there has been (A) no material adverse change in the financial condition of any such Pension Plan, and (B) no change in actuarial assumptions with respect to such Pension Plan as a result of plan amendment, written interpretations, announcements, change in applicable law or otherwise which, individually or in the aggregate, would result in the value of any such Pension Plan's accrued benefits exceeding the current value of such Pension Plan's assets.

                           (xii) No Multiemployer Plan. Neither the Company nor
                  any ERISA Affiliate has ever maintained, adopted or established, contributed or been required to contribute to, or otherwise participated or been required to participate in, nor will they become obligated to do so through the Effective Time, any "multiemployer plan" (as defined in Section 3(37) of ERISA). No amount is due from, or owed by, the Company or any ERISA Affiliate on account of a "multiemployer plan" (as defined in Section 3(37) of ERISA) or on account of any withdrawal therefrom.

                           (xiii) No Post-Retirement Benefits. No Employee Plan
                  provides benefits, including any severance or other post-employment benefit, salary continuation, termination, death, disability or health or medical benefits (whether or not insured), life insurance or similar benefit with respect to current or former employees (or their spouses or dependents) of the Company beyond their retirement or other termination of service other than (A) coverage mandated by applicable law, (B) death, disability or retirement benefits under any Pension Plan, (C) deferred compensation benefits accrued as liabilities on the Company Financial Statements, (D) benefits, the full cost of which is borne by the current or former employee (or his or her beneficiary) or (E) as expressly contemplated by this Agreement.

                           (xiv) COBRA. The Company has complied with, and
                  satisfied, the requirements of Part 6 of Subtitle B of Title I of ERISA and Section 4980(B) of the Code, and all regulations thereunder ("COBRA") with respect to each Employee Plan that is subject to the requirements of COBRA. Each Employee Plan that is a group health plan, within the meaning of Section 9805(a) of the Code, has complied with and satisfied the applicable requirements of Sections 9801 and 9802 of the Code.

                  (t) Insurance. The Disclosure Schedule summarizes the amount and kinds of insurance as to which the Company has insurance policies, contracts or fidelity bonds relating to the business or operations of the Company. All such insurance policies, contracts and bonds are in full force and effect. All such insurance policies, contracts and bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company contain provisions which are reasonable and customary in the Company's industry, and there is no claim by the Company pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies, contracts and bonds have been paid and the Company is otherwise in compliance in all material respects with the terms of such policies, contracts and bonds (or other policies, contracts and bonds providing substantially similar insurance coverage). No notice of cancellation or termination of any such insurance policies, contracts or bonds has been given to the Company by the carrier of any such policy, contract or policy.

                  (u) Bank Accounts. Section 5.01(u) of the Disclosure Schedule lists all bank, money market, savings and similar accounts and safe deposit boxes of the Company, specifying the account numbers and the authorized signatories of persons having access to them.

                  (v) Minute Books. The minute books and stock books or share ledgers, as the case may be, of the Company made available to Fiserv and Trewit are the only minute books and stock books or share ledgers, as the case may be, of the Company and contain a reasonably accurate summary of all meetings of directors (including committees thereof) and shareholders or actions by written consent and of all transactions in the capital stock of the Company since the time of incorporation of the Company.

                  (w) Taxes.

                           (i) Compliance Generally. The Company (A) has duly
                  and timely filed or caused to be filed with the appropriate authorities all Tax Returns of, related to or including the Company, including its income, assets, payroll or operations, and properly included the items related thereto in such Tax Returns, which Tax Returns are true, correct and complete in all material respects, and (B) has duly and timely paid or caused to be paid to the appropriate authorities all Taxes that are due and payable on or before the Effective Time, and has properly accrued on its books and records in accordance with GAAP any Tax not then due. The Company has complied with all applicable laws, rules and regulations relating to the reporting, payment, collection and withholding of Taxes and has duly and timely collected or withheld and paid over to the appropriate authorities all amounts required to be so collected or withheld and paid over under all applicable laws. Except as set forth in Section 5.01(w)(i) of the Disclosure Schedule, all Taxable years or periods for the assessment of Taxes are closed either by agreement with the applicable Taxing authority or by operation of the normal statute of limitations or, if not yet closed, will close by operation of the normal statute of limitations for such Tax Returns (without extension). Section 5.01(w)(i) of the Disclosure Schedule sets forth a list of each jurisdiction where the Company files a Tax Return and the type of Tax Returns filed during the past five years. The Company has made available for review by Fiserv and Trewit true, correct and complete copies of all Tax Returns filed by or with respect to the Company during the past five years and of all correspondence to or from a Taxing authority relating thereto and with respect to any Proceeding (as hereinafter defined).

                           (ii) No Adjustments. Except as set forth in Section
                  5.01(w)(ii) of the Disclosure Schedule, no Taxing authority has asserted any adjustment that would result in an additional Tax for which the Company is or may be liable or with respect to which a lien may be imposed on any asset or property of the Company which has not been fully paid or which adjustment, if asserted, would apply to any other period. No such adjustment is pending or, to the knowledge of the Company, being considered and there is no basis for any such adjustment. There is no pending audit, examination, investigation, dispute, proceeding or claim (collectively, a "Proceeding") relating to any Tax for which the Company is or may be liable or which could result in a lien on any of the Company's assets or property, and, to the knowledge of the Company, no Taxing authority is contemplating such a Proceeding and there is no basis for any such Proceeding.

                           (iii) No Other Arrangements. The Company is not a
                  party to any agreement, contract or arrangement for services that would result, individually or in the aggregate, in the payment of any amount that would not be deductible by reason of Section 162, 280G or 404 of the Code. The Company is not a "consenting corporation" within the meaning of Section 341(f) of the Code. The Company does not have any "tax-exempt bond financed property" or "tax-exempt use property" within the meaning of Section 168(g) or (h), respectively, of the Code. The Company has not entered into any sale-leaseback or leveraged lease transaction. None of the assets of the Company is required to be treated as being owned by any other person pursuant to the "safe harbor" leasing provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as in effect prior to the repeal of said leasing provisions. The Company has never made or been required to make an election under Section 338 of the Code. The Company has never been included in a consolidated, combined or unitary Tax Return. The Company is not and has never been a party to any Tax sharing or Tax allocation agreement, arrangement or understanding. No Tax authority has ever asserted that the Company should file a Tax Return in a jurisdiction where it does not file. The Company does not have outstanding any power of attorney or ruling request, request to consent to change a method of accounting, subpoena or request for information with or by any Taxing authority in connection with any Tax matter. There is no outstanding power of attorney authorizing anyone to act on behalf of the Company in connection with any Tax, Tax Return or Proceeding relating to any Tax. The Company is not required to include any adjustment under Section 481 of the Code (or any similar provision of applicable law) in income for any period (or portion of a period) beginning after the Closing Date. During the last two years, the Company has not engaged in any exchange with a related person (within the meaning of Code
                  Section 1031(f)) under which gain realized was not recognized under Section 1031 of the Code.

                           (iv) Taxes Defined. For purposes of this Agreement,
                  "Taxes" means all federal, state, local and foreign taxes, charges, fees, levies, deficiencies or other assessments of whatever kind or nature (including all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, built-in gains, license, withholding, payroll, employment, unemployment, excise, estimated, severance, stamp, occupation, real property, personal property, intangible property, occupancy, recording, minimum, environmental, windfall profits or other taxes, customs, duties, fees, assessments or charges of any kind whatsoever), including any liability therefor as a transferee (including under Section 6901 of the Code), as a result of Treasury Regulation Section 1.1502-6, or in each case, any similar provision under applicable law, or as a result of any Tax sharing or similar agreement, together with any interest, penalties, additions to tax or additional amounts imposed by any Taxing authority (domestic or foreign).

                           (v) Tax Return Defined. As used herein, "Tax Return"
                  includes any return, declaration, report, claim for refund or credit, information return or statement, and any amendment to any of the foregoing, including any consolidated, combined or unitary return or other document (including any related or supporting information or schedule), filed or required to be filed with any federal, state, local or foreign governmental entity or agency in connection with the determination, assessment, collection or payment of Taxes or the administration of any laws, regulations or administrative requirements relating to Taxes or ERISA.

                           (vi) Following the transaction contemplated by this
                  Agreement, the Surviving Corporation will hold at least 90% of the fair market value of the net assets, and at least 70% of the fair market value of the gross assets, of the Company immediately prior to the transaction. For purposes of this representation, amounts paid by the Company to any of the stockholders of the Company, amounts used by the Company to pay reorganization expenses and all redemptions and distributions made by the Company (except for regular, normal dividends) will be included as assets of the Company immediately prior to the transaction.

                                  (vii) Prior to the effectiveness and at the
                  time of the Merger, the Company has no plan or intention to issue additional shares of its stock that would result in Fiserv losing control of the Surviving Corporation within the meaning of Section 368(c) of the Code.

                                  (viii) Prior to the effectiveness and at the
                  time of the Merger, the Company is engaged in a historic business or uses a significant portion of its historic business assets in a business, within the meaning of Treasury Regulation section 1.368-1(d), which will be owned by the Surviving Corporation following the Merger.

                          (ix) At the time of the Merger, the Company will not
                  have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in the Company or in the Surviving Corporation (a) that, if exercised, would affect Fiserv's control of the Surviving Corporation within the meaning of
                  Section 368(c) of the Code, or (b) that, whether exercised or not, would adversely affect Fiserv's ability to include the Surviving Corporation in its consolidated, combined or unitary tax returns for federal, state or local tax purposes.

                                  (x) The Company is not an investment company
                  as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

                                  (xi) The Company is not under the jurisdiction
                  of a court in a title 11 or similar case within the meaning of
                  Section 368(a)(3)(A) of the Code.

                                  (xii) Fiserv will pay or assume only those
                  expenses of the Company that are solely and directly related to the Merger in accordance with the guidelines established in Rev. Rul. 73-54, 1973-1 C.B. 187.

                  (x) Related Party Transactions. Since January 1, 2000, except as described in the Company SEC Reports: (a) no event has occurred that would be required to be reported by the Company pursuant to Item 404 of Regulation S-K promulgated by the SEC; and (b) there are no existing contracts, agreements, business dealings, arrangements or other understandings between the Company and any Related Party. There are no assets of any Related Party that are used in or necessary to the conduct of the business of the Company. "Related Party" means, with respect to any party, any officer, director or beneficial owner of more than 5% of the outstanding voting securities of such party (or any entity of which such person is an officer, director or beneficial owner of more than 5% of such entity's outstanding voting securities).

                  (y) Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by the Company directly with Fiserv, Trewit and Fiserv Sub, without the intervention of any other person on behalf of the Company in such manner as to give rise to any valid claim by any other person against the Company or Fiserv or Fiserv Sub for a finder's fee, brokerage commission or similar payment.

                  (z) Proxy Statement; Registration Statement; Other Information. The information, taken as a whole, with respect to the Company to be included in the Proxy Statement (as defined herein) or, to the extent provided by the Company in writing for inclusion therein, the Registration Statement (as defined herein) will not, in the case of the Proxy Statement or any amendments thereof or supplements thereto, at the time of the mailing of the Proxy Statement or any amendments or supplements thereto, and at the time of the Company Special Meeting (as defined herein) or, in the case of the Registration Statement, at the time it becomes effective or at the effective time of any post-effective amendment, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by the Company with respect to information supplied in writing by Fiserv, Fiserv Sub or any "affiliate" of Fiserv specifically for inclusion in the Proxy Statement. The Proxy Statement (as it relates to the Company) will comply as to form in all material respects with the provisions of the Exchange Act.

                  (aa) Voting Requirements. The Company Stockholder Approval is the only vote of the holders of the Company's capital stock necessary to approve and adopt this Agreement and the transactions contemplated hereby.

                  (bb) Representations Complete. None of the representations or warranties made by the Company (as modified by the Disclosure Schedule), nor any statement made in the Disclosure Schedule or certificate furnished by the Company pursuant to this Agreement, or furnished in or in connection with documents mailed or delivered to the Company in connection with soliciting their consent to this Agreement and the Merger, contains any untrue statement of a material fact, or omits to state any material fact necessary in order to the make the statements contained herein or therein, in the light of the circumstances under which made, not misleading, except as would not result, individually or in the aggregate, in a Material Adverse Effect.

         SECTION 5.02 Representations and Warranties of Fiserv and Fiserv Sub. Fiserv and Fiserv Sub each represent and warrant to, and agree with, the Company as follows:

                  (a) Organization and Qualification, etc. Each of Fiserv and Fiserv Sub are corporations duly organized, validly existing and in good standing under the laws of the State of Wisconsin, and the State of Delaware, respectively, and each has corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted. Each of Fiserv and Fiserv Sub is duly qualified to do business and is in good standing in each jurisdiction where the failure to be so qualified would have a Material Adverse Effect.

                  (b) Authority Relative to Agreement. Each of Fiserv and Fiserv Sub has the corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated on its part hereby. The execution and delivery by Fiserv and Fiserv Sub of this Agreement and the consummation by each of them of the transactions contemplated on its part hereby have been duly authorized by their respective Board of Directors and, in the case of Fiserv Sub, its sole stockholder. No other corporate proceedings on the part of Fiserv or Fiserv Sub are necessary to authorize the execution and delivery of this Agreement by Fiserv or Fiserv Sub or the consummation by Fiserv or Fiserv Sub of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Fiserv and Fiserv Sub, and, assuming the due authorization, execution and delivery at the Effective Time of this Agreement by the Company, is their valid and binding agreement, enforceable against Fiserv and Fiserv Sub, as applicable, in accordance with its terms, except as such enforcement is subject to the effect of (i) any applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors' rights generally and (ii) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and other similar doctrines affecting the enforceability of agreements generally (regardless of whether considered in a proceeding in equity or at law).

                  (c) Non-Contravention. The execution and delivery of this Agreement by Fiserv and Fiserv Sub do not and the consummation by Fiserv and Fiserv Sub of the transactions contemplated hereby will not
         (i) violate any provision of the Articles or Certificate of Incorporation or By-laws of Fiserv or Fiserv Sub, as the case may be, or (ii) violate, or result, with the giving of notice or the lapse of time or both, in a violation of, any provision of, or result in the acceleration of or entitle any party to accelerate (whether after the giving of notice or lapse of time or both) any obligation under, or result in the creation or imposition of any material lien, charge, pledge, security interest or other encumbrance upon any of the property of Fiserv or Fiserv Sub pursuant to any provision of any mortgage or lien or material lease, agreement, license or instrument or any order, arbitration award, judgment or decree to which Fiserv or Fiserv Sub is a party or by which any of their respective assets is bound and do not and will not violate or conflict with any other material restriction of any kind or character to which Fiserv or Fiserv Sub is subject or by which any of its assets may be bound, and the same does not and will not constitute an event permitting termination of any such mortgage or lien or material lease, agreement, license or instrument to which Fiserv or Fiserv Sub is a party or (iii) violate in any material respect any law, ordinance or regulation to which Fiserv or Fiserv Sub is subject, except, in each case or cases, for any such violation, acceleration, creation, imposition, conflict or termination which would not prevent the consummation of the transactions contemplated hereby by Fiserv or Fiserv Sub.

                  (d) Government Approvals. Except for (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and (ii) applicable requirements of the Securities Act, the Exchange Act, state takeover or securities laws, the rules of Nasdaq, no consent, authorization, order or approval of, or filing or registration with, any governmental commission, board or other regulatory body is required for or in connection with the execution and delivery of this Agreement by Fiserv and Fiserv Sub and the consummation by Fiserv and Fiserv Sub of the transactions contemplated hereby, except (x) as may be necessary as a result of any facts or circumstances relating solely to the Company or (y) where the failure to obtain such consents, authorizations or approvals or to make such filings or registrations would not prevent the consummation of the transactions contemplated hereby.

                  (e) Fiserv SEC Reports. Fiserv has filed with the SEC, at or prior to the time due, and has made available to the Company true and complete copies of all forms, reports, schedules, registration statements and definitive proxy statements (together with all information incorporated therein by reference, the "Fiserv SEC Reports") required to be filed by it with the SEC since January 1, 2000. As of their respective dates, the Fiserv SEC Reports complied as to form in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Fiserv SEC Reports. As of their respective dates and as of the date any information from such Fiserv SEC Reports has been incorporated by reference, the Fiserv SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (f) Fiserv Financial Statements. Each of the financial statements of Fiserv (including the related notes) included or incorporated by reference in the Fiserv SEC Reports (including any similar documents filed after the date of this Agreement) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Fiserv and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements). Except for liabilities and obligations incurred in the ordinary course of business consistent with past practice and which could not reasonably be expected to have, individually or in the aggregate, a Fiserv Material Adverse Effect (as defined herein), since the date of the most recent audited consolidated balance sheet included in the Fiserv SEC Reports, neither the Fiserv nor any of the Fiserv Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by

         GAAP to be set forth on a consolidated balance sheet of the Fiserv and its consolidated subsidiaries or in the notes thereto.

                  (g) Proxy Statement; Registration Statement; Other Information. The information, taken as a whole, with respect to Fiserv or its subsidiaries to be included in the Proxy Statement or the Registration Statement will not, in the case of the Proxy Statement or any amendments thereof or supplements thereto, at the time of the mailing of the Proxy Statement or any amendments or supplements thereto, and at the time of the Company Special Meeting, or, in the case of the Registration Statement, at the time it becomes effective or at the effective time of any post-effective amendment, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by Fiserv or Fiserv Sub with respect to information supplied in writing by the Company or any affiliate of the Company specifically for inclusion in the Proxy Statement or the Registration Statement. Each of the Proxy Statement and Registration Statement (as it relates to Fiserv and its subsidiaries) will comply as to form in all material respects with the provisions of the Exchange Act and the Securities Act, as applicable.

                  (h) Capitalization of Fiserv Sub. The authorized capital stock of Fiserv Sub consists of 1,000 shares of common stock, $.01 par value, of which 100 shares are validly issued and outstanding, fully paid and nonassessable and all of which are owned by Fiserv.

                  (i) Capitalization of Fiserv. The authorized capital stock of Fiserv consists of 300,000,000 shares of Fiserv Common Stock and 25,000,000 shares of Preferred Stock, no par value ("Preferred Stock"), of which, as of the date hereof, no shares of Preferred Stock and approximately 190,000,000 shares of Fiserv Common Stock are validly issued and outstanding, fully paid and nonassessable. Except for approximately 10,500,000 shares of Fiserv Common Stock reserved for issuance as of the date hereof under the various Fiserv stock option plans, as of the date hereof, Fiserv has no commitments to issue or sell any of its capital stock or any securities or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire from Fiserv, any shares of its capital stock and no securities or obligations evidencing such rights are outstanding.

                  (j) Tax Representations.

                           (i) Fiserv Sub is a newly organized corporation that
                  was formed solely to engage in the Merger.

                           (ii) Prior to the effectiveness and at the time of
                  the Merger, Fiserv will be in control of Fiserv Sub within the meaning of Section 368(c) of the Code.

                           (iii) Prior to the effectiveness and at the time of
                  the Merger, Fiserv has no plan or intention to: (A) liquidate the Surviving Corporation, (B) merge the

                  Surviving Corporation with or into another corporation or (C) sell or otherwise dispose of the stock of the Surviving Corporation; except for transfers of stock or assets described in Section 368(a)(2)(C) of the Code or Treasury Regulation
                  section 1.368-2(k)(2).

                          (iv) Assuming the veracity of the Company's
                  representations in Sections 5.01(w)(vii) and (ix), for at least two years following the Effective Date, the Surviving Corporation will not issue additional shares of stock that would result in Fiserv losing control of the Surviving Corporation within the meaning of Section 368(c) of the Code.

                          (v) Assuming the veracity of the Company's
                  representation in Section 5.01(w)(viii), following the transaction, the Surviving Corporation will, and Fiserv will cause the Surviving Corporation to, continue the historic business of the Company or continue to use a significant portion of the Company's historic business assets in a business, within the meaning of Treasury Regulation section 1.368-1(d).

                         (vi) Fiserv Sub has no liabilities that will be assumed
                  by the Surviving Corporation in the Merger or to which assets transferred to the Surviving Corporation in the Merger will be subject.

                         (vii) Immediately prior to the effectiveness of the
                  Merger, Fiserv is not an investment company as defined in
                  Section 368(a)(2)(F)(iii) and (iv) of the Code.

                         (viii) Prior to the effectiveness and at the time of
                  the Merger, Fiserv has no plan or intention in connection with the Merger to directly or indirectly reacquire any of its shares of Fiserv Common Stock issued in the transaction (except for fractional share interests deemed issued and redeemed). Prior to the effectiveness and at the time of the Merger, no person related to Fiserv (within the meaning of Treasury Regulation section 1.368-1(e)(3)) and no person acting as an intermediary for Fiserv or such related person has a plan or intention in connection with the Merger to acquire any of the Fiserv Common Stock issued in the transaction.


                  (k) Fiserv Common Stock Issued to Stockholders. The shares of Fiserv Common Stock to be issued to the stockholders of the Company as Merger Consideration in accordance with Section 3.01(a) hereof shall, upon consummation of the Merger, be validly issued and outstanding, fully paid and nonassessable shares of Fiserv Common Stock.

                  (l) Absence of Material Adverse Effect. Since December 31, 2001, Fiserv has not experienced any change that could have a Fiserv Material Adverse Effect. "Fiserv Material Adverse Effect" means any change in, or effect on, or series of related changes in, or related effects on, the business of Fiserv as currently conducted by Fiserv and its subsidiaries, taken as a whole, that is materially adverse to the results of its operations or financial or other condition before giving effect to the transactions contemplated by this Agreement and other than such changes or effects generally affecting the industry of Fiserv and its subsidiaries or the economy of the United States.

                  (m) Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Fiserv, Trewit and Fiserv Sub directly with the Company, without the intervention of any person on behalf of Fiserv or Fiserv Sub in such manner as to give rise to any valid claim by any person against the Company or Fiserv or Fiserv Sub for a finder's fee, brokerage commission or similar payment.

                                   ARTICLE VI
                       ADDITIONAL COVENANTS AND AGREEMENTS

         SECTION 6.01 Conduct of Business. During the period from the date hereof to the Effective Time, except as otherwise contemplated by this Agreement, the Company shall conduct its operations according to its ordinary and usual course of business and the Company shall use its commercially reasonable efforts to preserve substantially intact its business organization, keep available the services of its officers and employees and maintain its present relationships with licensors, suppliers, distributors, customers and others having significant business relationships with it. The Company shall cause representatives of the Company to confer with representatives of Fiserv, Trewit and Fiserv Sub to keep them informed with respect to the general status of the on-going operations of the business of the Company. For purposes of this
Article VI, the term "Company" shall be deemed to include the Subsidiaries where relevant or appropriate.

         SECTION 6.02 Access to Information by Fiserv, Trewit and Fiserv Sub. Fiserv, Trewit and Fiserv Sub shall prior to the Effective Time have access to the business and properties of the Company and information concerning its financial and legal condition as Fiserv, Trewit and Fiserv Sub deem reasonably necessary or advisable in connection with the consummation of the transactions contemplated hereby, provided that such access shall be during normal business hours and shall not interfere with normal operations of the Company. The Company agrees to permit Fiserv, Trewit and Fiserv Sub and their authorized representatives, including Deloitte & Touche LLP, subject only to their agreement to maintain the confidentiality of any Company information, to have or cause them to be permitted to have, after the date hereof and until the Effective Time, full access to the premises, books and records of the Company during normal business hours, and the officers of the Company will furnish Fiserv, Trewit and Fiserv Sub with such financial and operating data and other information with respect to the business and properties of the Company as Fiserv, Trewit and Fiserv Sub shall from time to time reasonably request.

         SECTION 6.03 Consents and Authorizations. As soon as practicable, each of the parties hereto will commence to take all reasonable action to obtain all authorizations, consents, orders and approvals of all third parties and of all federal, state and local regulatory bodies and officials which may be or become necessary for its execution and delivery of, and the performance of its obligations pursuant to, this Agreement and will cooperate fully with the other parties in promptly seeking to obtain all such authorizations, consents, orders and approvals.

         SECTION 6.04 Non-Assignable Licenses, Leases and Contracts. The Company shall use its commercially reasonable efforts to obtain and deliver to Fiserv or Fiserv Sub, as the case may be, at or prior to the Effective Time such consents or waivers as are required in order that any contract listed or required to be listed on the Disclosure Schedule which would be breached or violated, or would give any other party the right to cancel the same, as a result of the occurrence of the Merger hereunder, shall not be so breached or violated or result in such right of cancellation. The Company shall use its commercially reasonable efforts to obtain and deliver to Fiserv or Fiserv Sub, as the case may be, at or prior to the Effective Time such consents or waivers as shall be reasonably requested by Fiserv or Fiserv Sub, as the case may be, for any contracts not required to be listed on the Disclosure Schedule which, as a result of the occurrence of the Merger hereunder, would be breached or violated or would give any other party the right to cancel the same, in order that such contracts shall not be so breached or violated or result in such right of cancellation.

         SECTION 6.05 Employee Matters. The employees of the Company shall become employees of the Surviving Corporation following the Merger, such employment to be employment at will. Thereafter, for so long as they are employed by the Surviving Corporation, they shall be paid, depending on their duties and responsibilities, in accordance with Fiserv's compensation policies with respect to its employees generally. In addition, the Company's employee benefit plans shall be terminated as soon as practicable after the Effective Time and the employees of the Company shall be entitled to participate in the benefit plans that Fiserv maintains for its employees, generally on the same terms and conditions as other employees of Fiserv (except with respect to Fiserv's sabbatical policy and quarter century retirement stock plan). For this purpose, each "year of service" with the Company shall be treated as a "year of service" with Fiserv (except for Fiserv's sabbatical policy and quarter century retirement stock plan).

         SECTION 6.06 Taxes. The Company will duly and timely file all Tax Returns required to be filed on or prior to the Effective Time, duly and timely pay all Taxes required to be paid on or prior to the Effective Time and accrue on the Company's books and records in accordance with GAAP any Tax of or relating to the Company, its income, assets, payroll or operations which is not then due. Such Tax Returns shall be true, correct and complete, shall be prepared on a basis consistent with prior Tax Returns of the Company and shall not make, amend or terminate any election or change any accounting method, practice or procedure without Fiserv's prior written consent. The Company shall give Fiserv a copy of each such Tax Return for its review and comments prior to filing. The Company shall duly and timely withhold or collect and pay over to the proper governmental authority any Taxes required to be withheld or collected by the Company on or before the Effective Time under all applicable laws.

         SECTION 6.07 Solicitation of Alternative Transaction.

                  (a) The Company will not, and will cause its Subsidiaries and its and their officers, directors, employees, financial advisors, counsel, representatives and agents

         (collectively, "Representatives") not to, (i) directly or indirectly, solicit, initiate, encourage or otherwise facilitate the making of an Acquisition Proposal; (ii) participate or engage in or encourage in any way negotiations or discussions concerning, or provide any non-public information to, any person or entity relating to an Acquisition Proposal, or which may reasonably be expected to lead to an Acquisition Proposal; or (iii) agree to or endorse any Acquisition Proposal; provided, however, that nothing contained in this Section 6.07 or in any other provision of this Agreement will prohibit the Company or the Company's Board of Directors from taking and disclosing to the Company's stockholders a position contemplated by Rule 14e-2 promulgated under the Exchange Act or from making any disclosure to the Company's stockholders that in the good faith judgment of the Company's Board of Directors is required by its fiduciary duties to its stockholders or otherwise under applicable law.

                  (b) Notwithstanding the provisions of Section 6.07(a), this Agreement will not prohibit the Company's Board of Directors from, prior to obtaining the Company Stockholder Approval, furnishing nonpublic information to or entering into discussions or negotiations with, any person or entity that makes an unsolicited Superior Proposal, if, and only to the extent that, (i) in the good faith judgment of the Company's Board of Directors, the Board is required by its fiduciary duties to its stockholders or otherwise under applicable law to provide such information or enter into such discussions or negotiations with the party making such unsolicited Superior Proposal; (ii) prior to first furnishing nonpublic information to, or first entering into substantive discussions and negotiations with, such person or entity after the date hereof, (A) provide prior written notice to Fiserv to the effect that it intends to furnish information to, or enter into discussions or negotiations with a person or entity making an Acquisition Proposal, and (B) receive from such person or entity an executed confidentiality agreement with terms no less favorable to the Company than the Confidentiality Agreement between the Company and Trewit dated May 22, 2002 (the "Confidentiality Agreement"); and (iii) concurrently provide Fiserv with all material non-public information regarding the Company that is to be provided to such person or entity and that Fiserv has not previously received from the Company, and the Company provides Fiserv and Trewit with an outline of the material terms of the Superior Proposal and keeps Fiserv and Trewit informed as to any changes or modifications to such material terms. For purposes of this Section 6.07 and all other provisions of this Agreement, information provided to officers of Trewit Inc. shall be deemed provided to Fiserv.

         "Acquisition Proposal" shall mean any offer or proposal for (i) a transaction or series of related transactions pursuant to which (A) any person or entity who does not currently own 15% or more of the outstanding shares of Company Common Stock (a "Non-Affiliated Person") acquires 15% or more of the outstanding shares of Company Common Stock, including without limitation a tender offer or an exchange offer which, if consummated, would result in any Non-Affiliated Person acquiring 15% or more of the outstanding shares of Company Common Stock or (B) any person or entity who currently owns more than 15% of the outstanding shares of Company Common Stock (a "Current Affiliated Person") acquires 50% or more of the outstanding shares of Company Common Stock, including without limitation a tender offer or an exchange offer which, if consummated, would result in any Current Affiliated Person acquiring 50% or more of the outstanding shares of Company Common Stock, (ii) a merger or other business combination involving the Company pursuant to which any Non-Affiliated Person acquires securities representing 15% or more, or an Current Affiliated Person acquires securities representing 50% or more, of the aggregate voting power of all outstanding securities of the company surviving the merger or business combination, or (iii) any other transaction pursuant to which any person or entity acquires control of assets (including for this purpose the outstanding equity securities of any Company Subsidiary) of the Company having a fair market value equal to 15% or more of the fair value of all of the assets of the Company immediately prior to such a transaction.

         "Superior Proposal" shall mean a bona fide Acquisition Proposal that the Board of Directors of the Company has in good faith determined after consultation with its financial advisors and outside counsel, to be more favorable to the Company's stockholders than the Merger.

                  (c) The Company agrees that it will notify Fiserv within two
         (2) business days if it or any of its Representatives receives an Acquisition Proposal or if any discussions or negotiations are sought to be initiated or continued with the Company or its Representatives concerning an Acquisition Proposal.

                  (d) Upon execution of this Agreement, the Company will immediately terminate all discussions with any person or entity (other than Fiserv and its subsidiaries) concerning any Acquisition Proposal, and will request that such person or entities promptly return any confidential information furnished by the Company in connection with any Acquisition Proposal. The Company will not waive any provision of any confidentiality, standstill or similar agreement entered into with any person or entity regarding any Acquisition Proposal, and prior to the Closing will enforce all such agreements in accordance with their terms.

                  (e) Nothing contained in this Section 6.07 shall (i) permit the Company to terminate this Agreement (except as specifically provided in Article VIII hereof), or (ii) permit the Company to enter into any agreement providing for an Acquisition Proposal (other than the confidentiality agreement as provided, and in the circumstances and under the conditions set forth, above) for as long as this Agreement remains in effect.

         SECTION 6.08 Proxy Material; Registration Statement.

                  (a) As promptly as practicable after the execution of this Agreement, the Company shall prepare and file with the SEC a proxy statement relating to the meeting of the Company's stockholders to be held in connection with the Merger (together with any amendments thereof or supplements thereto, in each case in the form or forms mailed to the Company's stockholders and Fiserv's stockholders, the "Proxy Statement") and Fiserv shall prepare and file with the SEC a registration statement on Form S-4 (together with all amendments thereto, the "Registration Statement") in which the Proxy Statement shall be included as a prospectus, in connection with the registration under the Securities Act of the shares of Fiserv Common Stock to be issued pursuant to the Merger. Each of Fiserv and the Company will use all reasonable efforts to cause the Registration Statement to become effective as promptly as practicable, and, prior to the effective date of the Registration Statement, Fiserv shall take all or any action required under any applicable federal or state securities laws in connection with the issuance of shares of Fiserv Common Stock in the Merger. Each of Fiserv and the Company shall furnish all information concerning it and the holders of its capital stock as the other may reasonably request in connection with such actions and the preparation of the Registration Statement and Proxy Statement. As promptly as practicable after the Registration Statement shall have become effective, the Company shall mail the Proxy Statement to its stockholders. No amendment or supplement to the Proxy Statement or the Registration Statement will be made by Fiserv or the Company without the approval of the other party (which approval shall not be unreasonably withheld or delayed). Fiserv and the Company each will advise the other, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order, the suspension of the qualification of the Fiserv Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Proxy Statement or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information.

                  (b) The information supplied by Fiserv for inclusion in the Registration Statement and the Proxy Statement shall not, at (i) the time the Registration Statement is declared effective, (ii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of the Company, (iii) the time of the Company Special Meeting, and (iv) the Effective Time, contain (as to Fiserv and its subsidiaries) any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If at any time prior to the Effective Time any event or circumstance relating to Fiserv or any of its subsidiaries, or their respective officers or directors, should be discovered by Fiserv which should be set forth in an amendment or a supplement to the Registration Statement or Proxy Statement, Fiserv shall promptly inform the Company. All documents that Fiserv is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable.

                  (c) The information supplied by the Company for inclusion in the Registration Statement and the Proxy Statement shall not, at (i) the time the Registration Statement is declared effective, (ii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of the Company, (iii) the time of the Company Special Meeting, and (iv) the Effective Time, contain (as to the Company and each of its Subsidiaries) any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If at any time prior to the Effective Time any event or circumstance relating to the Company or any of its Subsidiaries, or their respective officers or directors, should be discovered by the Company which should be set forth in an amendment or a supplement to the Registration Statement or Proxy Statement, the Company shall promptly inform Fiserv. All documents that the Company is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable.

         SECTION 6.09 Stockholders' Meetings.

                  (a) The Company shall, in accordance with applicable law and its Certificate of Incorporation and By-laws, duly call, give notice of, convene and hold a special meeting (which, as may be duly adjourned, the "Company Special Meeting") of its stockholders for the purpose of approving and adopting the agreement of merger (as such term is used in Section 251 of Delaware Law) set forth in this Agreement and approving the Merger by the Company Stockholder Approval. The Company agrees to use its reasonable efforts to cause the Company Special Meeting to occur as soon as practicable after the date hereof, but not earlier than 20 business days after the date the Proxy Statement is first mailed to its stockholders. The Board of Directors of the Company will, subject to Section 6.09(b), recommend the adoption and approval by the Company's stockholders of this Agreement and the approval by the Company's stockholders of the Merger.

                  (b) The Board of Directors of the Company must not withdraw, or modify in a manner adverse to Fiserv or Fiserv Sub, its recommendation to its stockholders referred to in subsection (a) above unless (i) the Company has complied with the terms of Section 6.07 in all material respects, including, without limitation, the requirement in Section 6.07 that it notify Fiserv after its receipt of any Acquisition Proposal and (ii) such withdrawal or modification is required under applicable law in order for the Board of Directors of the Company to comply with its fiduciary duties to its stockholders. Unless this Agreement is previously terminated in accordance with
         Article VIII, the Company will submit this Agreement to its stockholders at the Company Stockholders' Meeting even if the Board of Directors of the Company determines at any time after the date hereof that it is no longer advisable or recommends that the Company stockholders reject it (and not postpone or adjourn such meeting or the vote by the Company's stockholders upon this Agreement and the Merger to another date without Fiserv's approval).

         SECTION 6.10 State Takeover Statutes. The Company and its Board of Directors shall (a) take all reasonable actions necessary to ensure that no "Fair Price", "Control Share Acquisition", "Moratorium" or other anti-takeover statute, or similar statute or regulation, is or becomes applicable to this Agreement or the Stockholder Agreements, the Merger or any of the other transactions contemplated hereby or thereby and (b) if any "Fair Price", "Control Share Acquisition", "Moratorium" or other anti-takeover statute, or similar statute or regulation, becomes applicable to this Agreement or the Stockholder Agreements, the Merger or any other transaction contemplated hereby or thereby, take all action necessary to ensure that the Merger and the other transactions contemplated hereby and thereby, may be consummated as promptly as practicable on the terms contemplated hereby and otherwise to minimize the effect of such statute or regulation on the Merger and the other transactions contemplated hereby and thereby.

         SECTION 6.11 Affiliates. Within 10 days after the date of this Agreement, the Company shall deliver to Fiserv a letter identifying all persons who are "affiliates" of the Company for purposes of Rule 145 under the Securities Act. The Company shall use reasonable efforts to cause each such person to deliver to Fiserv at least five business days prior to the Company Special Meeting, a written agreement covering Rule 145 matters in customary form and reasonably acceptable to Fiserv and the Company from each such person.

         SECTION 6.12 Stockholder Litigation. The parties shall cooperate and consult with one another, to the fullest extent possible, in connection with any stockholder litigation against any of them or any of their respective directors or officers with respect to the transactions contemplated by this Agreement. In furtherance of and without in any way limiting the foregoing, each of the parties shall use its respective reasonable best efforts to prevail in such litigation so as to permit the consummation of the transactions contemplated by this Agreement in the manner contemplated by this Agreement. Notwithstanding the foregoing, the Company shall not compromise or settle any litigation commenced against it or its directors or officers relating to this Agreement or the transactions contemplated hereby (including the Merger) without Fiserv's prior written consent.

         SECTION 6.13 Nasdaq Listing. Fiserv shall prepare and submit to Nasdaq a listing application for the Fiserv Common Stock to be issued in the Merger pursuant to Article III of this Agreement. The Company shall cooperate with Fiserv in such listing application.

         SECTION 6.14 Confidentiality. Fiserv and its subsidiaries on the one hand and the Company on the other hand will comply with, and will cause their respective representatives to comply with, in all respects, all of their respective obligations under the Confidentiality Agreement, and in no event, will the negotiation, entering into or termination of this Agreement be deemed to waive or otherwise adversely affect the rights and obligations of the parties under the Confidentiality Agreement, which rights and obligations will continue in full force and effect in accordance with their terms.

         SECTION 6.15 Further Actions. Subject to the terms and conditions herein provided and without being required to waive any conditions herein (whether absolute, discretionary, or otherwise), each of the parties hereto agrees to use all commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper, or advisable to consummate and make effective the transactions contemplated by this Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement will take all such necessary action.

SECTION 6.16 Officers' and Directors' Indemnification. Fiserv and the Surviving Corporation will provide to the directors and officers of the Company indemnification to the fullest extent provided by the Company's Certificate of Incorporation and Bylaws, as in effect as of the date of this Agreement, with respect to matters occurring prior to the Effective Time, including without limitation the authorization of this Agreement and the transactions contemplated hereby until the six year anniversary date of the Effective Time (or, in case of matters occurring prior to the Effective Time giving rise to claims that are made prior to but which have not been resolved by the sixth anniversary of the Effective Time, until such matters are finally resolved).

         SECTION 6.17 Notification of Certain Matters. The Company will give prompt written notice to Fiserv, and Fiserv will give prompt written notice to the Company, of (a) the occurrence, or nonoccurrence, of any event the occurrence, or nonoccurrence, of which would be likely to cause any representation or warranty contained herein to be untrue or inaccurate in any material respect at or prior to the Effective Date and (b) any material failure of the Company or Fiserv, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this
Section 6.15 will not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

         SECTION 6.18 Public Announcements. Fiserv and Fiserv Sub, on the one hand, and the Company, on the other hand, will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by Nasdaq rules. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement will be in the form previously agreed to by the parties.

         SECTION 6.19 Voting of Shares. To induce Fiserv to execute this Agreement, certain officers, directors and stockholders of the Company have executed and delivered as of the date hereof Agreements to Facilitate Merger in the form attached hereto as Exhibit C, pursuant to which each such person has agreed to vote his or her shares of Company Common Stock in favor of the Merger at the Company Special Meeting. At the request of Fiserv, after the execution of this Agreement the Company will use all reasonable efforts to have other officers and directors of the Company also execute Agreements to Facilitate Merger.

         SECTION 6.20 Effective Time Balance Sheet. At least ten (10) calendar days prior to the date on which the parties hereto anticipate that the Effective Time will fall, the Company will deliver to Fiserv and Trewit what it believes to be the Effective Time Balance Sheet. Fiserv, Trewit and the Company will thereafter proceed in good faith to finalize, and agree upon, such Effective Time Balance Sheet, as soon as practicable.

                                   ARTICLE VII
                              CONDITIONS PRECEDENT

         SECTION 7.01 Conditions to Obligations of Fiserv, Fiserv Sub, and the Company. The respective obligations of each party to consummate the Merger shall be subject to the fulfillment at or prior to the Closing of the following conditions:

                  (a) No Injunction. None of Fiserv, Fiserv Sub, or the Company shall be subject to any final order, decree, or injunction of a court of competent jurisdiction within the United States that (i) prevents or materially delays the consummation of the Merger, or (ii) would impose any material limitation on the ability of Fiserv to effectively to exercise full rights of ownership of the Company or the assets or business of the Company.

                  (b) Stockholder Approval. The approval of the stockholders of the Company hereof shall have been obtained, in accordance with Delaware Law and the Company's Certificate of Incorporation and Bylaws.

                  (c) Registration Statement. The Registration Statement (as amended or supplemented) shall have become effective under the 1933 Act and shall not be subject to any "stop order," and no action, suit, proceeding, or investigation by the SEC to suspend the effectiveness or qualification thereof shall have been initiated and be continuing or have been threatened and be unresolved. Fiserv shall also have received all state securities law or blue sky authorizations necessary to carry out the transactions contemplated hereby.

                  (d) Nasdaq Listing. The shares of Fiserv Common Stock to be delivered pursuant to the Merger shall have been duly listed on the Nasdaq, subject to official notice of issuance.

                  (e) Effective Time Balance Sheet. Fiserv, Trewit and the Company shall have agreed upon the Effective Time Balance Sheet.

         SECTION 7.02 Conditions Precedent to the Obligations of Fiserv and Fiserv Sub. The obligations of Fiserv and Fiserv Sub to consummate the Merger under this Agreement are subject to the satisfaction or waiver by Fiserv and Fiserv Sub prior to or at the Effective Time of each of the following conditions:

                  (a) Accuracy of Representations and Warranties. The representations and warranties of the Company contained in this Agreement, as modified by the Disclosure Schedule, which for purposes of this Section 7.02(a) shall be read as though none of them contained any materiality qualifications, shall be true and correct at and as of the Effective Time as though made at and as of that time other than such representations and warranties as are specifically made as of another date, except where the failure of such representations and warranties to be true and correct in all respects, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect, and the Company shall have delivered to Fiserv and Fiserv Sub a certificate to that effect.

                  (b) Compliance with Covenants. The Company shall have performed and complied in all material respects with all covenants of this Agreement to be performed or complied with by it at or prior to the Effective Time, and the Company shall have delivered to Fiserv and Fiserv Sub a certificate to that effect.

                  (c) All Proceedings to be Satisfactory. Fiserv and Fiserv Sub and their counsel shall have received certified or other copies of all documents relating to the Company incident to the transactions contemplated hereby as Fiserv, Fiserv Sub or said counsel may reasonably request and such documents shall be reasonably satisfactory in form and substance to Fiserv Fiserv Sub and said counsel.

                  (d) Opinion of Counsel for the Company Fiserv and Fiserv Sub shall have received the favorable opinion of Hallett & Perrin, P.C., counsel to the Company, dated the Effective Time, substantially in the form and to the effect set forth in Exhibit D annexed hereto.

                  (e) Legal Actions or Proceedings. No legal action or proceeding shall have been instituted after the date hereof against the Company or against Fiserv or Fiserv Sub, arising by reason of the Merger pursuant to this Agreement, which is reasonably likely to have a Material Adverse Effect.

                  (f) Tax Matters. The Company shall have delivered to Fiserv and Fiserv Sub a FIRPTA Affidavit in the form of Exhibit B annexed hereto with respect to the Company, signed by the Company under penalties of perjury.

                  (g) Consents. On or prior to the Effective Time, the Company shall obtained the consents or waivers to the Merger set forth in Exhibit E annexed hereto.

                  (h) Employment Agreements. Joseph A. Hensley, John D. Weymer, Sharlie McRaney, Dwight Mankin and Eric S. Peterson shall have each executed and delivered an employment agreement with the Company in form and substance mutually satisfactory to Fiserv and such employee.

                  (i) Indemnity Agreement. John Ward Hunt shall have executed a delivered the Indemnity Agreement in the form attached hereto as Exhibit F.

                  (j) Affiliates' Letters. Fiserv shall have received a letter from each of the Company's "affiliates" pursuant to Section 6.11 hereof.

                  (k) Supporting Documents. On or prior to the Effective Time, Fiserv, Fiserv Sub and their counsel shall have received copies of the following supporting documents:

                           (i) (A) copies of the Certificate of Incorporation of
                  the Company and all amendments thereto, certified as of a recent date by the Secretary of State of the State of Delaware and (B) a certificate of said Secretary dated as of a recent date as to the due incorporation and good standing of the Company and listing all documents of the Company on file with said Secretary; and

                           (ii) certificates of the Secretary or an Assistant
                  Secretary of the Company, dated the Effective Time, and certifying substantially to the effect (A) that attached thereto is a true and complete copy of the By-laws of the Company as in effect on the date of such certification and at all times since January 1, 2001;

                  (B) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors and minutes of the Company Special Meeting authorizing the execution, delivery and performance of this Agreement and that all such resolutions and minutes are still in full force and effect and are all the resolutions and minutes adopted in connection with the transactions contemplated by this Agreement; (C) that the Certificate of Incorporation of the Company have not been amended since the date of the last amendment referred to in the certificate delivered pursuant to clause (i)(A) above; and
                  (D) as to the incumbency and specimen signature of each officer of the Company executing this Agreement and any certificate or instrument furnished pursuant hereto, and a certificate by another officer of the Company as to the incumbency and signature of the officer signing the certificate referred to in this paragraph (ii).

                  All such documents shall be reasonably satisfactory in form and substance to Fiserv, Fiserv Sub and their counsel.

         SECTION 7.03 Conditions Precedent to the Obligations of the Company. The obligations of the Company to consummate the Merger under this Agreement are subject to the satisfaction or waiver by the Company prior to or at the Effective Time of each of the following conditions:

                  (a) Accuracy of Representations and Warranties. The representations and warranties of Fiserv and Fiserv Sub contained in this Agreement or in any closing certificate or document delivered to the Company pursuant hereto shall be true and correct on and as of the Effective Time as though made at and as of that date, other such representations and warranties as are specifically made as of another date, and Fiserv and Fiserv Sub shall each have delivered to the Company a certificate to that effect.

                  (b) Compliance with Covenants. Each of Fiserv and Fiserv Sub shall have performed and complied in all material respects with all covenants of this Agreement to be performed or complied with by Fiserv and/or Fiserv Sub on or prior to the Effective Time, and Fiserv and Fiserv Sub shall each have delivered to the Company and the Shareholders a certificate to such effect.

                  (c) All Proceedings to be Satisfactory. The Company and the Shareholders and their counsel shall have received all such counterpart originals or certified or other copies of all documents relating to Fiserv and Fiserv Sub incident to the transactions contemplated hereby as the Company and the Shareholders and said counsel may reasonably request and such documents shall be reasonably satisfactory in form and substance to the Company and the Shareholders and said counsel.

                  (d) Opinion of Counsel for Fiserv and Fiserv Sub. The Company shall have received the favorable opinion of Charles W. Sprague, General Counsel of Fiserv, dated the Effective Time, substantially in the form and to the effect set forth in Exhibit G annexed hereto.

                  (e) Legal Actions or Proceedings. No legal action or proceeding shall have been instituted that is reasonably likely to have a Fiserv Material Adverse Effect.

                  (f) Supporting Documents. On or prior to the Effective Time, the Company shall have received copies of the following supporting documents:

                           (i) (A) copies of the Articles or Certificate of
                  Incorporation of Fiserv and Fiserv Sub, and all amendments thereto, certified as of a recent date by the Department of Financial Institutions of the State of Wisconsin or the Secretary of State of the State of Delaware, as applicable,
                  (B) a certificate of said Department or Secretary of State dated as of a recent date as to the status of Fiserv and (C) a certificate of said Secretary dated as of a recent date as to the good standing and due incorporation of Fiserv Sub; and

                           (ii) a certificate of the Secretary or an Assistant
                  Secretary of each of Fiserv and Fiserv Sub dated the Effective Time and certifying substantially to the effect (A) that attached thereto is a true and complete copy of the By-laws of the particular company as in effect on the date of such certification and at all times since January 1, 2001 or its date of incorporation, if more recent; (B) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of the particular company authorizing the execution, delivery and performance of this Agreement and that all such resolutions are still in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by this Agreement; (C) that the Articles of or Certificate Incorporation of the particular corporation have not been amended since the date of the last amendment referred to in the certificate delivered pursuant to clause (i)(1) above; and (D) as to the incumbency and specimen signature of each officer of the particular company executing this Agreement and a certification by another officer of such company as to the incumbency and signature of the officer singing the certificate referred to in this paragraph (ii).

                  All such documents shall be reasonably satisfactory in form and substance to the Company and its counsel.

                                  ARTICLE VIII
                         TERMINATION; AMENDMENT; WAIVER

         SECTION 8.01 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time:

                  (a) by mutual consent of Fiserv and Fiserv Sub, on the one hand, and the Company, on the other hand;

                  (b) by either Fiserv and Fiserv Sub, on the one hand, or the Company on the other hand, if (i) the Effective Time shall not have occurred on or before that is the date that is six months from the date of this Agreement (provided that the right to terminate this Agreement under this Section 8.01(b) shall not be available to any party whose failure to fulfill, or cause to be fulfilled, any obligation under this Agreement or material breach of this Agreement has been the cause of or resulted in the failure of the Effective Time to occur on or before such time) or (ii) any court of competent jurisdiction or other governmental body shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling the parties shall use their commercially reasonable efforts to lift or reverse) permanently restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable, provided, however, if a proceeding shall have been initiated by a governmental entity to restrain, enjoin or otherwise prohibit the Merger or any other transaction contemplated by the Agreement, and such proceeding is continuing on the date six months after the date referred to in clause
         (b)(i) above, then either Fiserv and Fiserv Sub, on the one hand, or the Company, on the other hand, may terminate this Agreement and abandon the Merger provided that such terminating party shall have caused any such proceeding to be dismissed as to all parties thereto; or

                  (c) by either Fiserv and Fiserv Sub, on the one hand, or the Company on the other hand, if the Company Stockholder Approval is not received at the Company Special Meeting;

                  (d) by Fiserv and Fiserv Sub if either (i) the Board of Directors of the Company has recommended to the Company stockholders, or entered into an agreement regarding, a Superior Proposal, or (ii) the Board of Directors of the Company has withdrawn or modified in a manner adverse to Fiserv its recommendation of the Merger;

                  (e) by the Company prior to Company Stockholder Approval being obtained if (i) it is not in material breach of its obligations under this Agreement and has complied with, and continues to comply with, all requirements, conditions and procedures of Section 6.07 in all material respects, (ii) the Board of Directors of the Company has authorized, subject to terminating this Agreement, the Company to enter into a binding written agreement concerning a transaction that constitutes a Superior Proposal and the Company notifies Fiserv in writing that it intends to enter into such binding agreement, which notice must have attached to it the most current version of such agreement ready for execution, and (iii) Fiserv does not make, within five business days after receipt of such notice from the Company, any offer that the Board of Directors of the Company reasonably and in good faith determines, after consultation with its financial and legal advisors, is at least as favorable to the stockholders of the Company as the Superior Proposal and during such five business-day period the Company reasonably considers and discusses in good faith all proposals submitted by Fiserv and, without limiting the foregoing, meets with, and causes its financial advisors and legal advisors to meet with, Fiserv and its advisors from time to time as reasonably requested by Fiserv to reasonably consider and discuss in good faith Fiserv's proposals. The Company agrees (x) that it will not enter into a binding agreement referred to in clause (ii) above until at least the sixth business day after Fiserv has received the notice to Fiserv required by clause (ii) above, and (y) to notify Fiserv promptly if its intention to enter into the binding agreement included in its notice to Fiserv shall change at any time after giving such notice;

                  (f) by Fiserv and Fiserv Sub if (i) Fiserv and Fiserv Sub are not in material breach of their obligations under this Agreement and
         (ii) there has been a material breach by the Company of any of its covenants (including without limitation the covenants contained in Section 6.07) or obligations under this Agreement or by an Affiliate of the Company under such person's affiliate's letter described in Section
         6.11 or by an officer, director or stockholder of the Company under such person's Agreement to Facilitate Merger described in Section 6.19 such that the conditions in Section 7.02 will not be satisfied, and the breach is not curable or, if curable, is not cured by the Company within 30 calendar days after receipt by the Company of written notice from Fiserv of such breach;

                  (g) by the Company if (i) the Company is not in material breach of its obligations under this Agreement and (ii) there has been a material breach by Fiserv and Fiserv Sub of any of their representations, warranties, or obligations under this Agreement such that the conditions in Section 7.03 will not be satisfied, and the breach is not curable or, if curable, is not cured by Fiserv or Fiserv Sub within 30 calendar days after receipt by Fiserv of written notice from the Company of such breach.

         SECTION 8.02 Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 8.01, this Agreement shall forthwith become void and have no effect, without any liability, on the part of any party or its affiliates, directors, officers or shareholder, other than the provisions of this Section 8.02.

                  (a) Nothing contained in this Section 8.02 shall relieve any party from liability for any breach of this Agreement and the Confidentiality Agreement shall survive the termination and abandonment of this Agreement.

                  (b) In recognition of the time, efforts, and expenses expended and incurred by Fiserv and its subsidiaries with respect to the Company and the opportunity that the acquisition of the Company presents to Fiserv, if (i) this Agreement is terminated pursuant to Section 8.01(d) or 8.01(e) or (ii) this Agreement is terminated pursuant to Section 8.01(f) and within twelve months after such termination the Company shall have consummated a transaction of the type described in clauses
         (i) through (iii) of the definition of "Acquisition Proposal", then the Company shall pay to Fiserv a fee in the amount of $ 400,000 plus Fiserv Transaction Expenses (the "Fee"), payable upon the same date that this Agreement is so terminated. The Fee, if payable, shall be paid by wire transfer of immediately available funds to an account designated by Fiserv for such purpose. The Company acknowledges that the agreements contained in this Section 8.02(b) are an integral part of the transactions contemplated by this Agreement and are not a penalty, and that, without these agreements, Fiserv would not enter into this Agreement. If the Company fails to pay promptly the fee due pursuant to this Section 8.02(b), the Company shall also pay to Fiserv Fiserv's and its subsidiaries' costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action taken to collect payment. "Fiserv Transaction Expenses" shall mean the aggregate of all fees and expenses of Fiserv and/or its Affiliates (including, without limitation, Trewit) incurred in connection with the preparation of the transactions contemplated hereby, including without limitation all accounting, legal, printing, filing, financial advisory and internal staff costs incurred in (i) conducting the due diligence review of the Company, (ii) negotiating and preparing this Agreement and (iii) preparing, filing and distributing the Proxy Statement and Registration Statement.

         SECTION 8.03 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of all the parties.

         SECTION 8.04 Extension; Waiver. At any time prior to the Effective Time, Fiserv and Fiserv Sub, on the one hand, or the Company on the other hand, may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document, certificate or writing delivered pursuant hereto or (c) to the extent permitted by applicable laws, waive compliance by the other party with any of the agreements or conditions contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE IX
                                  MISCELLANEOUS

         SECTION 9.01 Expenses, Etc. Whether or not the transactions contemplated by this Agreement are consummated, none of the parties shall have any obligation to pay any of the fees and expenses of the other parties incident to the negotiation, preparation and execution of this Agreement, including the fees and expenses of counsel, accountants and other experts; provided, that the foregoing shall not limit or prohibit the Company's payment of such expenses following completion of the Merger, if the Merger is in fact consummated.

         SECTION 9.02 Execution in Counterparts. For the convenience of the parties, this Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         SECTION 9.03 Notices. All notices and other communications which are required or may be given pursuant to the terms of this Agreement shall be in writing, shall be effective when received, and shall in any event be deemed to have been received (a) when delivered, if delivered personally or by commercial delivery service, (b) three business days after deposit with the U.S. Mail, if mailed by registered or certified mail (return receipt requested), (c) one business day after the business day of timely deposit with a recognized national courier service for next day delivery (or two business days after such deposit if timely deposited for second business day delivery), if delivered by such means or (d) one business day after delivery by facsimile transmission with copy by U.S. Mail, if sent via facsimile plus mail copy (with acknowledgement of complete transmission), to the parties as follows:

         If to the Company, to:

                  AVIDYN, Inc.
                  16980 Dallas Parkway, Suite 120
                  Dallas, TX 75248
                  Telephone Number: (972) 447-6447
                  FAX: (972) 447-6445
                  Attention: Joseph A. Hensley



         With a copy to:

                  Hallett & Perrin, P.C.
                  2001 Bryan Street, Suite 3900
                  Dallas, Texas 75201
                  Telephone Number: 214-953-0053
                  FAX: 214-922-4144
                  Attention: Lance M. Hardenburg





         If to Fiserv, Trewit or Fiserv Sub, to:

                  Fiserv, Inc.
                  Fiserv Merger Sub, Inc.
                  255 Fiserv Drive
                  Brookfield, WI 53045

         or

                  P.O. Box 979
                  Brookfield, WI 53008-0979
                  Telephone Number: 262-879-5000
                  FAX: 262-879-5245
                  Attention: Kenneth R. Jensen

         and

                  Trewit Inc.
                  6160 Summit Drive
                  Suite 500
                  Brooklyn Center, MN 55430
                  FAX: 763-549-3371
                  Attention: James Lockhart

         With a copy to:

                  Charles W. Sprague
                  Fiserv, Inc.
                  255 Fiserv Drive
                  Brookfield, WI 53045

         or

                  P.O. Box 979
                  Brookfield, WI 53008-0979
                  Telephone Number: 262-879-5517
                  FAX: 262-879-5532

or such other address or addresses as any party shall have designated by notice in writing to the other parties.

         SECTION 9.04 Entire Agreement. This Agreement, its Exhibits and Schedules and the Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral and written, among the parties hereto with respect to the subject matter hereof. No representation, warranty, promise, inducement or statement of intention has been made by any party hereto which is not embodied in this Agreement, and no party shall be bound by, or be liable for, any alleged representation, warranty, promise, inducement or statement of intention not embodied herein or therein.

         SECTION 9.05 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflict of law provisions that would defer to the laws of another jurisdiction. The rights and obligations of the parties hereunder shall be governed by and determined in accordance with such laws.

         SECTION 9.06 Binding Effect; Benefits. This Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         SECTION 9.07 Investigation; Survival of Representations and Warranties. The respective representations and warranties of Fiserv and Fiserv Sub and the Company contained herein or in any certificates or other documents delivered prior to or at the Closing shall not be deemed waived or otherwise affected by any investigation made by any party hereto. Each and every representation and warranty contained herein shall be deemed to be conditions to the Merger and shall not survive the Merger. This Section 9.07 shall have no effect upon any other obligation of the parties hereto, whether to be performed before or after the Closing.

         SECTION 9.08 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties further agree that each party will be entitled to seek an injunction or restraining order to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

         SECTION 9.09 Assignability. Neither this Agreement nor any of the parties' rights hereunder shall be assignable by any party without the prior written consent of the other parties.

         SECTION 9.10 Prevailing Party. The prevailing party in any suit or action brought against any other party to enforce the terms of this Agreement or any rights or obligations hereunder shall be entitled to receive reimbursement of its costs, expenses and attorneys' fees (internal and external) and disbursements, including the costs and expenses of experts and internal resources expended, actually incurred in connection with such suit or action.

         SECTION 9.11 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, rule or regulation, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision has never comprised a part hereof. The remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

         SECTION 9.12 Interpretation. Time is of the essence of this Agreement. Unless otherwise qualified, references in this Agreement to "Article", "article", "Section" or "section" are to provisions of this Agreement and a reference thereto includes any subparts. The Table of Contents and the descriptive headings of the articles and sections, or of or in the Exhibits and Schedules, are inserted for convenience only and are not a part of this Agreement. As used herein, the singular includes the plural, the plural includes the singular, and words in one gender include the others. As used herein, the terms "herein", "hereunder" and "hereof" refer to the whole of this Agreement, and "include", "including" and similar terms are not words of limitation.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


                                      FISERV, INC.

                                      By /s/ KENNETH R. JENSEN
                                        ---------------------------------------
                                        Name: Kenneth R. Jensen
                                             ----------------------------------
                                        Title: Senior Executive Vice President
                                              ---------------------------------

                                      FISERV MERGER  SUB, INC.

                                      By /s/ JAMES W. COX
                                        ----------------------------------------
                                        Name: James W. Cox
                                             -----------------------------------
                                        Title: President
                                              ----------------------------------

                                      AVIDYN, INC.

                                      By /s/ JOSEPH A. HENSLEY
                                        ----------------------------------------
                                        Name: Joseph A. Hensley
                                             -----------------------------------
                                        Title: President
                                              ----------------------------------